                                                                    EXHIBIT 10.8

                  B A N K  F A C I L I T Y  A G R E E M E N T
                  -------------------------------------------



                                    BETWEEN



                         KABELTELEVISIE AMSTERDAM B.V.


                                      AND


                               ABN AMRO BANK N.V.



                           IN THE PRINCIPAL AMOUNT OF


                             UP TO NLG 375,000,000



                             As of January 31, 1996

                               TABLE OF CONTENTS

to be added

                                    EXHIBITS
                                    --------

Exhibit 1            --            Definitions
Exhibit 2            --            Guaranteed Bridge Facility Agreement
Exhibit 3.1          --            US West Guaranty
Exhibit 3.2          --            Philips Guaranty
Exhibit 4            --            Notice of Drawdown (Fixed Rate)
Exhibit 5            --            Notice of Drawdown (Variable Rate)
Exhibit 6            --            Base Case Projections Proforma
Exhibit 7.1          --            Balance Sheet
Exhibit 7.2          --            Flow of Funds Sheet
Exhibit 8            --            MAA Letter Agreement
Exhibit 9            --            Principal Repayment Schedule
Exhibit 10           --            Undertaking
Exhibit 11.1         --            Articles of Association Borrower
Exhibit 11.2         --            Articles of Association Subsidiary
Exhibit 12           --            Form of Budget
Exhibit 13           --            Master Agreement (without exhibits)
Exhibit 14           --            CAI Agreements (without exhibits or other
                                   attachments)
Exhibit 15           --            Municipality Letter Agreements
Exhibit 16           --            Deed of Mortgage
Exhibit 17           --            Deed of Pledge of Accounts
Exhibit 18           --            Deed of Pledge of Movable Assets
Exhibit 19           --            Deed of Pledge of Shares and Related Rights
Exhibit 20           --            Shareholders Agreement
Exhibit 21           --            A2000 Bank Facility Agreement (with Exhibit
                                   1 thereto, but without the other Exhibits)
Exhibit 22           --            A2000 Deed of Pledge
Exhibit 23           --            Debt Equity Ratio Basis Reduction Scheme
Exhibit 24           --            Joint Venture Agreement

                               (ii)

The undersigned,

Kabeltelevisie Amsterdam B.V. (the "Borrower"), a private company with limited liability under the law of The Netherlands, with corporate seat in Amsterdam;

and

ABN AMRO Bank N.V. ("ABN AMRO"), acting for itself in various capacities as referred to herein (including its capacity as a Bank) and, as the case may be, in accordance with article 25, as agent (the "Agent") for the Banks (if any, as may be the case in accordance with article 25) as defined hereafter, a public company with limited liability incorporated under the law of The Netherlands, with corporate seat in Amsterdam, The Netherlands;

CONSIDERING THE FOLLOWING:

(A) The objects of the Borrower are to build, maintain and operate a telecommunications infrastructure (including without limitation, cable networks originally designed for the distribution of radio and television programmes ("draadomroepinrichtingen")) and to provide telecommunication services via such infrastructure, including without limitation the distribution of radio and television programmes to subscribers, interactive broadcasting services, multimedia services, data transmission, fax and voice services;

(B)  The following transactions have taken place:

     - the sale and transfer by the Municipality of Amsterdam ("MAA") of all outstanding shares in the Borrower to US West International B.V. ("USW B.V.") and Philips Media Networks B.V. ("PMN B.V.");

     - the contribution by USW B.V. and PMN B.V. of the shares in the Borrower acquired by each of them into A2000 Holding N.V. ("A2000"); and

     - various other transactions related to the foregoing, as referred to in the Master Agreement (as defined in Exhibit 1);

(C) In connection with the sale and transfer of the shares in the Borrower by MAA to USW B.V. and PMN B.V. and the other transactions relating thereto as referred to in recital (B), ABN AMRO has provided a bridge loan facility pursuant to a guaranteed bridge facility agreement (the "Guaranteed Bridge Facility Agreement"), dated July 5th, 1995, a photocopy of which is attached hereto as Exhibit 2, in the principal amount of up to NLG 700,000,000, of which an amount of NLG 679,478,988 has been drawn by USW B.V. and PMN B.V. on July 6, 1995;

(D) The repayment to ABN AMRO of the principal amount drawn down under the Guaranteed Bridge Facility Agreement, together with accrued interest and certain other amounts is guaranteed by US West, Inc. and Philips Electronics N.V. pursuant to guarantees photocopies of which are attached hereto as Exhibit 3.1 (the "US West Guaranty") and 3.2 (the "Philips Guaranty");

(E) It is intended that the principal amount outstanding under the Guaranteed Bridge Facility Agreement be repaid, together with accrued interest and other amounts due thereunder, to ABN AMRO and in connection therewith ABN AMRO has offered a term loan facility in the principal amount of NLG 250,000,000 to be made available hereunder, subject to the terms and conditions as provided herein;

(F) KTA intends to design, procure, build, install and commission certain components of its telecommunications infrastructure, defined as the System in Exhibit 1 (including its cable-telephony network) in Amsterdam and certain surrounding areas;

(G) the intended activity as referred to in recital (F) requires an estimated outside capital investment of up to NLG 75,000,000;

(H) ABN AMRO has offered to finance the amount of NLG 75,000,000 referred to in recital (G) under a construction loan facility in the principal amount of up to NLG 75,000,000 to be made available hereunder, subject to the terms and conditions as provided herein;

(I) The Borrower intends to operate and maintain the System, and to provide telecommunications services via the System, in a commercially viable manner and as contemplated in the Project Agreements (as defined in Exhibit 1) and will need working capital from time to time;

(J) ABN AMRO has offered to finance such need for working capital under a working capital facility in the principal amount of up to NLG 50,000,000, to be made available hereunder, subject to the terms and conditions as provided herein;

(K) the intended activity of the Borrower as referred to in recital (F) is hereafter referred to as the construction and maintenance of the "Project";

(L) The Borrower and ABN AMRO now wish to record their agreement regarding the financing by ABN AMRO as referred to in recital (E), recital (H) and recital (J) as follows;

HAVE AGREED AS FOLLOWS:

Article 1 - Definitions and Expressions
---------------------------------------

1.1 Capitalized expressions and terms as used in this Agreement shall have the meanings as set forth in Exhibit 1, unless the context expressly requires otherwise.

1.2 Agreements mentioned or referred to in Exhibit 1 include agreements, exhibits, schedules, attachments and other documents which are a part of the agreement mentioned or referred to, and any reference to such agreements, exhibits, schedules, attachments and documents herein shall be construed as a reference to such agreements, exhibits, schedules, attachments and documents, as these may be amended from time to time.

1.3 The expression to credit an account shall mean to deposit monies in such account and the expression to debit an account shall mean to withdraw monies from such account.

Article 2 - Bank Facility
-------------------------

2.1 ABN AMRO makes available to the Borrower, subject to the terms and conditions of this Agreement, the loan facility as described in article
      2.2.1 (the "Term Loan Facility"), the construction loan facility as described in article 2.3.1 (the "Construction Loan Facility") and the working capital facility, as described in article 2.4.1 (the "Working Capital Facility").

2.2.1 Under the Term Loan Facility, the Banks are required to make one advance (the "Term Loan Advance") to the Borrower, subject to the terms and conditions of this Agreement (including but not limited to article 7), up to the aggregate maximum principal amount of NLG 250,000,000 (such maximum to be referred to as the "Available Term Loan Commitment").

2.2.2 The Term Loan Facility is available from the date of this Agreement until June 1, 1996 (the "Term Loan Facility Availability Period") and any obligation of the Banks to make the Term Loan Advance under the Term Loan Facility shall cease upon expiry of such period. The Borrower shall have the right to terminate the Available Term Loan Commitment, or part thereof, at any time prior to June 1, 1996, upon which termination the Available Term Loan Commitment, or such part thereof, shall have definitively been terminated.

2.3.1 Under the Construction Loan Facility, the Banks are required to make one or more advances (the "Construction Loan Advance(s)") to the Borrower, subject to the terms and conditions of this Agreement (including but not limited to article 7), up to the aggregate principal amount of NLG 75,000,000, (such maximum to be referred to as the "Available Construction Loan Commitment"), provided that, subject to article 2.3.2, in each of the following years the aggregate amount outstanding under the Construction Loan Facility shall not exceed the maximum indicated below with respect to the relevant year:

                                                         Aggregate maximum
                                                         -----------------
      Annual increase                                    amount available
      --------------------                               -----------------
      1996  NLG 30,000,000                               NLG 30,000,000
      1997  NLG 40,000,000                               NLG 70,000,000
      1998  NLG  5,000,000                               NLG 75,000,000
      1999  NLG          0                               NLG 75,000,000

2.3.2 If the Borrower requires a Construction Loan Advance in any of the years referred to in article 2.3.1 in excess of the applicable maximum (i) such Construction Loan Advance can be drawn down, subject to the terms and conditions of this Agreement (including but not limited to article 7) and
      (ii) article 12.4.2 shall apply.

2.3.3 The Construction Loan Facility is available, subject to article 2.3.1 and 2.3.2, from the date of this Agreement until December 31, 1999 (the "Construction Loan Facility Availability Period") and any obligation of the Banks to provide a Construction Loan Advance under the Construction Loan Facility shall cease upon expiry of such period. The Borrower shall have the right to terminate the Available Construction Loan Commitment, or part thereof, at any time prior to December 31, 1999, upon which termination the Available Construction Loan Commitment, or such part thereof, shall have been definitively terminated.

2.4.1 Under the Working Capital Facility, ABN AMRO is required to make funds available to the Borrower, either by allowing overdrafts (the "Overdrafts") on the Revenue Account (as defined below) or as an advance ("Working Capital Advance"; Working Capital Advances and Overdrafts collectively referred to herein as "Working Capital Funds") on a revolving basis, subject to the terms and conditions of this Agreement (including but not limited to article 7), up to the aggregate maximum principal amount of NLG 50,000,000 (such maximum to be referred to as the "Available Working Capital Commitment").

2.4.2 The Working Capital Facility is available from the date of this Agreement until the Final Maturity Date (the "Working Capital Facility Availability Period"), with due observance of article 13.6, and any obligation of ABN AMRO to provide Working Capital Funds to the Borrower under the Working Capital Facility shall cease upon the Final Maturity Date. The Borrower shall have the right to terminate the Working Capital Facility Commitment, or part thereof, at any time prior to the Final Maturity Date, upon which termination the Working Capital Facility Commitment, or such part thereof, shall have been definitively terminated.

Article 3 - Term Loan Advance
-----------------------------

3.1   With respect to the Term Loan Advance, the following provisions of this
      Article 3 and the other provisions of this Agreement, excluding articles 4 and 5, shall apply.

3.2 The Term Loan Advance shall be drawn down by the Borrower, subject to the conditions as set forth in article 7.1, in the amount of NLG 250,000,000, as an Advance to which a variable rate of interest applies as from the relevant Advance Date, ("Variable Rate Advance") or, at the option of the Borrower, as an Advance to which a fixed rate of interest applies as from the relevant Advance Date, ("Fixed Rate Advance"), by submission by the Borrower, not earlier than the 10th Business Day preceding, and not later than 10.00 a.m. on the 5th Business Day preceding, the intended Advance Date, of a Notice of Drawdown substantially in the form of Exhibit 4, specifying:

      -   that the Advance is a Variable Rate Advance or a Fixed Rate Advance;

      - the amount of the Advance to be drawn down, being NLG 250,000,000, or to remain outstanding (as the case may be as referred to in article 3.3);

      - the Variable Rate Interest Period applicable, in the case of a Variable Rate Advance, or the Fixed Rate Interest Period, in the case of a Fixed Rate Advance.

3.3 Subject to the provisions of articles 13 and 23, any Variable Rate Advance is not repayable at the end of the applicable Variable Rate Interest Period (the end of any such period to be referred to as "Roll Over Moment"), and any Fixed Rate Advance is not repayable at the end of the applicable Fixed Rate Interest Period (the end of any such period to be referred to as "Roll Over Moment"), but remains outstanding:

      - as a Variable Rate Advance if the Borrower has notified the Agent in accordance with the notification procedure described in article 3.2 that the relevant Advance shall remain outstanding as a Variable Rate Advance, specifying the applicable Variable Rate Interest Period;

      - as a Fixed Rate Advance, if the Borrower has notified the Agent in accordance with the notification procedure described in article 3.2 that the relevant Advance shall remain outstanding as a Fixed Rate Advance, specifying the applicable Fixed Rate Interest Period.

3.4 Any Variable Rate Interest Period shall be one, three or six months - or nine or twelve months if matching funding is available in the market for Variable Rate Loans for nine or twelve months, respectively -, provided that article 12.3 shall always be observed.

3.5 In the absence of a notification as referred to in article 3.3, a Variable Rate Advance, or a Fixed Rate Advance, shall remain outstanding as a Variable Rate Advance after the relevant Variable Rate Interest Period, or relevant Fixed Rate Interest Period, with a Variable Rate Interest Period of one month.

3.6.1 The Fixed Rate Interest Period applicable to the Advance shall not be less than seven years, except if article 3.6.2 applies.

3.6.2 In the event that the period starting on the Roll Over Moment up to and including July 1, 2005 is less than seven years, the Advance can be a Fixed Rate Advance with a Fixed Rate Interest Period equal to such period.

3.7 The Agent shall cause any Advance to be transferred to the Revenue Account of the Borrower, unless otherwise agreed by the Borrower and the Agent.

Article 4 - Construction Loan Advances
--------------------------------------

4.1 With respect to the Construction Loan Advances, the following provisions of this Article 4 and the other provisions of this Agreement, excluding articles 3 and 5, shall apply.

4.2 A Construction Loan Advance shall be drawn down by the Borrower, subject to the applicable conditions as set forth in article 7.1 and 7.2 as an Advance to which a variable rate of interest applies as from the relevant Advance Date ("Variable Rate Advance") or, at the option of the Borrower, as an Advance to which a fixed rate of interest applies as from the relevant Advance Date, ("Fixed Rate Advance"), by submission by the Borrower, not earlier than the 10th Business Day preceding, and not later than 10.00 a.m. on the 5th Business Day preceding, the intended Advance Date, of a Notice of Drawdown substantially in the form of Exhibit 5, specifying:

      - that the Advance is a Variable Rate Advance or a Fixed Rate Advance, under the Construction Loan Facility;

      - the amount of the Advance to be drawn down, or to remain outstanding (as the case may be as referred to in article 4.3);

      - the Variable Rate Interest Period applicable, in the case of a Variable Rate Advance, or the Fixed Rate Interest Period, in the case of a Fixed Rate Advance.

4.3 Subject to the provisions of articles 13 and 23, any Variable Rate Advance is not repayable at the end of the applicable Variable Rate Interest Period (the end of any such period to be referred to as "Roll Over Moment"), and any Fixed Rate Advance is not repayable at the end of the applicable Fixed Rate Interest Period (the end of any such period to be referred to as "Roll Over Moment"), but remains outstanding:

      - as a Variable Rate Advance if the Borrower has notified the Agent in accordance with the notification procedure described in article 4.2 that the relevant Advance shall remain outstanding as a Variable Rate Advance, specifying the applicable Variable Rate Interest Period;

      - as a Fixed Rate Advance, if the Borrower has notified the Agent in accordance with the notification procedure described in article 4.2 that the relevant Advance shall remain outstanding as a Fixed Rate Advance, specifying the applicable Fixed Rate Interest Period.

4.4 Any Variable Rate Interest Period shall be one, three or six months - or nine or twelve months if matching funding is available in the market for Variable Rate Loans for nine or twelve months, respectively -, provided that article 12.3 shall always be observed.

4.5 In the absence of a notification as referred to in article 4.3, a Variable Rate Advance, or a Fixed Rate Advance, shall remain outstanding as a Variable Rate Advance after the relevant Variable Rate Interest Period, or relevant Fixed Rate Interest Period, with a Variable Rate Interest Period of one month.

4.6.1 The Fixed Rate Interest Period applicable to an Advance shall not be less than two years, except if article 4.6.2 applies.

6.4.2 In the event that the period starting on the Roll Over Moment up to and including July 1, 2005 is less than two years, an Advance can be a Fixed Rate Advance with a Fixed Rate Interest Period equal to such period.

4.7 Any Advance to be drawn under the Construction Loan Facility shall be drawn down solely for the purpose of financing the Capital Expenditures.

4.8 The minimum amount of an Advance shall be NLG 6,000,000 and any Advance shall be a multiple of NLG 2,000,000.

4.9 The Agent shall cause any Advance to be transferred to the Revenue Account of the Borrower, unless otherwise agreed by the Borrower and the Agent.

Article 5 - Working Capital Facility
------------------------------------

5.1 With respect to the Working Capital Advances and Overdrafts, the following provisions of this article 5 and the other provisions of this Agreement, excluding articles 3 and 4, shall apply.

5.2 Working Capital Funds will be made available by ABN AMRO under the Working Capital Facility as an Overdraft or as a Working Capital Advance, subject to article 7 and the other provisions of this Agreement (excluding articles 3 and 4).

5.3 A Working Capital Advance shall be drawn down by the Borrower, subject to the conditions as set forth in article 7.1 and 7.2, as an Advance to which a variable rate of interest applies as from the relevant Advance Date ("Variable Rate Advance"), by submission by the Borrower, not earlier than the [10th] Business Day preceding, and not later than 10:00 a.m. on the [5th] Business Day preceding, the intended Advance Date, a Notice of Drawdown substantially in the form of Exhibit 5, specifying:

      - that the Advance is a Variable Rate Advance under the Working Capital Facility;
      - the amount of the Advance to be drawn down, or to be remaining outstanding (as the case may be as referred to in article 5.4);
      -  the Variable Rate Interest Period applicable.

5.4 Subject to the provisions of articles 13 and 23, any Variable Rate Advance is repayable at the end of the applicable Variable Rate Interest Period (the end of any such period to be referred to as "Roll Over Moment"), but remains outstanding as a Variable Rate Advance if the Borrower has notified the Agent in accordance with the notification procedure described in article 5.3 that the relevant Advance shall remain outstanding as a Variable Rate Advance, specifying the applicable Variable Rate Interest Period.

5.5 Any Variable Rate Interest Period shall be one, three or six months - or nine or twelve months if (i) so requested by the Borrower and (ii) matching funding is available in the market for variable rate loans for nine or twelve months, respectively, provided that article 12.3 shall always be observed.

5.6 In the absence of a notification as referred to in article 5.4, a Variable Rate Advance is repayable at the end of the applicable Variable Rate Interest Period.

5.7 Any Advance to be drawn and any Overdraft to be made under the Working Capital Facility shall be drawn down and made, respectively, solely for the purpose of paying Operating Costs and Finance Costs (excluding principal).

5.8 The minimum amount of an Advance shall be NLG 2,500,000 and any Advance shall be a multiple of NLG 500,000.

5.9 The Agent shall cause any Advance to be transferred to the Revenue Account of the Borrower, unless otherwise agreed between the Borrower and the Agent.

5.10 Working Capital Funds through Overdrafts shall be provided by ABN AMRO by allowing - and ABN AMRO shall allow - the Borrower, subject to the conditions as set forth in article 7.1 and 7.2, to create a negative balance on the Borrower's Revenue Account through debiting such Revenue Account, provided that as a result of such debiting the sum of (i) the total principal amount of outstanding Overdrafts and (ii) the total principal amount of outstanding Working Capital Advances, shall not exceed NLG 50,000.000.

Article 6 - Base Case Projections
---------------------------------

6.1 Upon signing of this Agreement, the Borrower and ABN AMRO shall agree upon the Base Case Projections, substantially in the form of the Base Case Projections Proforma attached as Exhibit 6. The Borrower shall periodically, but not less than annually (subject to article 6.2) and with due observance of article 19, revise the Base Case Projections after consultation with the Agent so as to reflect changes in projected costs and expenses to be incurred in connection with the construction and maintenance of the Project and projected costs, expenses and revenues in connection with the maintenance, operation and exploitation of the System and the providing of telecommunications services over the System. Such revised and agreed Base Case Projections shall replace and supersede the Base Case Projections Proforma and be attached to this Agreement as a revised Exhibit 6.

6.2 If the semi-annual unaudited financial statements of the Borrower deviate from the Base Case Projections (updated and revised in accordance with article 6.1) Base Case Projections shall be revised by the Borrower after consultation with the Agent semi-annually.

Article 7 - Conditions to Drawdown of First Advance(s) and to Making of First
-----------------------------------------------------------------------------
Overdraft
---------

7.1 The Borrower shall be permitted to draw the Term Loan Advance under the Term Loan Facility and the Borrower shall be permitted to draw a first Advance under the Construction Loan Facility and the Working Capital Facility, or be allowed a first Overdraft under the Working Capital Facility, and the Banks shall make such Advance(s) and allow such Overdraft, in accordance with articles 3, 4 and 5 (to the extent applicable), if and provided that, as per the contemplated Advance Date as specified in the relevant Notice of Drawdown, or as per the intended date of Overdraft, each of the following conditions shall have been fulfilled:
      (a) the Project Agreements have been duly executed and delivered by the respective parties thereto and the Finance Documents are to the satisfaction of the Agent and have been duly executed and delivered by the respective parties thereto and the Agent has received photocopies of the original executed and delivered Project Agreements and the Finance Documents, certified by the Borrower to be photocopies of such originals;
      (b) the Security Rights contemplated to be created pursuant to article 21 have been validly created and are validly in existence as per the relevant Advance Date;
      (c) no event has occurred and no circumstance exists which would constitute an Event of Default;
      (d) no event has occurred and no circumstance exists which, solely with the giving of notice and/or the lapse of time, would constitute an Event of Default;
      (e) all licenses, permits, approvals, registrations and exemptions, and the exclusive contractual rights to use the licenses and permits held by the respective Municipalities, necessary as from January 1, 1996 for the construction and maintenance of the Project and the System, the continued operation of the System and the providing of telecommunications services via the System in accordance with and as contemplated in article 20.4, to the extent currently required by and available under law, have been obtained or made or are held by the Borrower, it being understood that the Borrower does not have infrastructure licenses (the "Infrastructure Licenses") as provided to be granted in the draft Act on the Fixed Telecommunications Installations ("Vergunningenwet kabelgebonden telecommunicatie-infrastructuur");

      (f) the Consortium Members are jointly the holders, directly or indirectly, of Control over the Borrower, subject to the priority share in the Borrower issued to MAA;
      (g) the Borrower and the Agent shall have agreed on the manner in which the amounts due under the Guaranteed Bridge Facility Agreement will be paid to ABN AMRO, as such agreement will be substantially reflected in Exhibit 7.2;
      (h) the Borrower shall have submitted to the Agent an interim balance sheet pro forma, reflecting the financial position of A2000 and of the Borrower, respectively, substantially in the form of Exhibit 7.1 and certified to be true and correct by Mr. John Pierce Broach, a managing director of the Borrower, drawn up in accordance with accounting principles generally accepted in The Netherlands consistently applied to fairly present, in all material respects, the financial position of A2000 and of the Borrower, consolidated and not consolidated, respectively, as per the Advance Date or the date of the Overdraft immediately after drawdown of the relevant Advance(s) or the making of the Overdraft;
      (i) the Borrower shall have submitted to the Agent a flow of funds sheet ("Flow of Fund Sheet"), and certified to be true and correct by Mr. John Pierce Broach, a managing director of the Borrower, reflecting the application of funds to be drawn by it on the intended Advance Date or made available to it as Overdraft on the intended date of Overdraft and the flow of these funds at its level, the A2000 level and the level of the shareholders in A2000, up to and including the repayment of the amount of NLG 679,478,988 as referred to in recitals (C) and (E), substantially in the form of Exhibit 7.2 and duly declared in writing to be correct by the Borrower;
      (j) the Borrower shall have opened the Designated Bank Accounts with ABN AMRO as contemplated in article 9.1;
      (k) MAA has duly executed and delivered to the Borrower and the Agent the MAA Letter Agreement substantially in the form as attached as
            Exhibit 8;
      (l) the submission to the Agent of (i) (photo)copies of the articles of association and shareholders registers of the Borrower, its Subsidiaries and of A2000, certified by a managing director of the Borrower to be true (photo)copies of the originals, (ii) recent extracts from the trade register regarding the Borrower, A2000 and the Subsidiaries and (iii) photocopies of the corporate resolutions required for the valid execution and delivery by the Borrower and the Subsidiaries of this Agreement and the performance of their respective obligations thereunder and required for the valid creation of any of the Security Rights;
      (m) a principal repayment schedule shall have been agreed with and submitted to the Agent, to be attached as Exhibit 9, with respect to the repayment of principal of the relevant Advance, and any outstanding Advances, (the last of such repayment schedules, replacing and superseding any earlier repayment schedule, hereafter to be referred to as the "Principal Repayment Schedule" and to be attached as definitive Exhibit 9);
      (n) all conditions of drawdown as set forth in article 4.1 of the A2000 Bank Facility Agreement shall have been fulfilled; and
      (o) the Agent shall have received an opinion from Clifford Chance and an opinion from De Brauw Blackstone Westbroek in form and substance reasonably satisfactory to the Agent.

7.2 A second and following drawdown(s) of a Construction Loan Advance and/or a Working Capital Facility Advance and a second and following Overdrafts are subject to the fulfilment of the conditions as set forth in article 7.1 under (b), (c), (d), (e) and (f).

7.3 The agent may waive any of the conditions as set forth in article 7.1 or as referred to in article 7.2 with the written consent of the Majority of Banks, subject to any reasonable conditions to be fulfilled.

Article 8 - Netherlands Guilders; Priority of payments of Finance Costs;
------------------------------------------------------------------------
Business Days
-------------

8.1 Any and all amounts and financial rights and obligations mentioned or referred to in this Agreement are amounts, rights and obligations in Netherlands Guilders.

8.2 Any payments to the Agent, ABN AMRO, the Banks, or any of them, pursuant to this agreement, shall be applied in the following order and priority:
      -  damages, if any;
      -  penalty interest;
      -  breakage costs;
      -  fees and expenses as referred to in article 14;
      -  fees as referred to in article 12;
      -  taxes and increased costs, if any, as referred to in article 15;
      -  interest as referred to in article 12;
      -  principal, in order of maturity as determined by the Agent.

8.3 If any payment of Finance Costs due and payable to ABN AMRO, the Agent, the Banks or any of them under this Agreement is due and payable pursuant to the other provisions of this Agreement on a day which is not a Business Day, such payment is due and payable on the immediately succeeding Business Day, together with the interest accrued up to and including such Business Day.

Article 9 - Designated Bank Accounts
------------------------------------

9.1.1 The Borrower shall open and maintain an account with ABN AMRO (the "Revenue Account") in its name and shall require from, and shall cause, each third party which has an obligation to pay any amount to the Borrower, to transfer such amount, when due and payable to the Borrower, to the Revenue Account, except as otherwise provided in this Agreement or permitted with the prior written consent of the Agent, which shall not be unreasonably withheld.

9.1.2 Except as otherwise provided in this Agreement, any Advance and any other payment under this Agreement by the Agent, the Banks, or any of them, to the Borrower shall be credited to the Revenue Account. Any payments made by the Borrower to the Agent, the Banks, or any of them, or any third party, shall be debited against the Revenue Account, except as otherwise provided in this Agreement, or permitted with the prior written consent of the Agent which shall not be unreasonably withheld.

9.2 The Borrower shall not open, and shall cause any of its Subsidiaries not to open, any bank account with any bank or financial institution other than ABN AMRO, except as otherwise provided in this Agreement or permitted with the prior written consent of the Agent, which shall not be unreasonably withheld (but which may, at the option of ABN AMRO, be subject to the condition that such bank accounts with such or banks or financial institutions be pledged to the Agent and the Banks, substantially in accordance with article 21). It is understood that the Borrower, or a Subsidiary, is allowed to invest cash balances with other banks, if such other banks would be prepared to provide the Borrower, or such Subsidiary, with a higher yield on such Authorized Investments than ABN AMRO.

9.3 Any bank account with ABN AMRO (including the Revenue Account) opened by the Borrower, or any of its Subsidiaries, shall be a Designated Bank Account, unless notified in writing to the Borrower to the contrary by ABN AMRO.

9.4 The Borrower shall not have the right to withdraw, and shall cause any of its Subsidiaries not to withdraw, any amount from any of the Designated Bank Accounts, except (i) in the ordinary course of business, (ii) as otherwise provided in this Agreement or (iii) as permitted with the prior written consent of the Agent, which shall not be unreasonably withheld.

9.5.1 ABN AMRO shall apply interest off setting as follows: to each of the Designated Accounts interest will be credited or debited as if no set off would take place, in accordance with this Agreement or as otherwise agreed between ABN AMRO and the Borrower or, if the account holder is a Subsidiary, the Subsidiary. Once per quarter ABN AMRO shall credit to the Revenue Account of the Borrower an amount equal to the difference of (i) the net balance of the interest over the immediately preceding quarter credited and debited to each of the Designated Accounts separately and
      (ii) the net balance of the interest which would have been due and payable to ABN AMRO if there would have been one bank account with ABN AMRO.

9.5.2 For the avoidance of doubt, it is confirmed that the interest set off provisions of article 9.5.1 do only apply to any Overdrafts and do not apply to interest to be paid on or with respect to any Advances.

Article 10 - Interest Payable to the Borrower and Authorized Investments
------------------------------------------------------------------------

10.1 ABN AMRO shall pay interest to the Borrower on any cash balance of any such Borrower's Designated Bank Accounts not invested in Authorized Investments equal to the interest rate which ABN AMRO applies to comparable accounts of comparable customers. The interest shall be paid quarterly and in arrears and credited to the Revenue Account.

10.2 The Borrower shall be allowed to use any cash balance of the Designated Bank Accounts to make Authorized Investments. Interest received from Authorized Investments shall be credited to the Revenue Account upon receipt.

10.3 All Authorized Investments will be made for the account of the Borrower. All documents of title or other documentary evidence of ownership with respect to Authorized Investments made out of any relevant Designated Bank Account will be held in the custody of ABN AMRO and, if any such document or other evidence comes into the possession or control of the Borrower, it shall cause the same to be delivered forthwith to ABN AMRO. The Borrower shall, immediately upon request, deliver to the Agent a copy of every circular, notice, report, set of accounts or other documents received by it in connection with any investment held for its account in accordance with this article 10.3.

10.4 The proceeds of realisation or liquidation of any Authorized Investment shall be credited directly to the relevant Designated Bank Account from which the investment was made or, upon timely instruction by the Borrower, invested in another Authorized Investment.

10.5 If any Authorized Investment ceases to be an Authorized Investment, the Borrower shall as soon as reasonably practicable after becoming aware thereof (and in no event more than 10 Business Days thereafter) cause such investment to be replaced by an Authorized Investment or by cash.

10.6 The foregoing provisions of this Article 10 shall apply mutatis mutandis in respect of any Designated Bank Accounts and Authorized Investments in the name of any Subsidiary.

Article 11 - Payments out of the Revenue Account and related matters
--------------------------------------------------------------------

11.1 Any Advance to be drawn by the Borrower as contemplated in this Agreement, shall be transferred to the Revenue Account and the Borrower shall have the obligation to apply these funds as contemplated in recital (E), 4.7 and 5.7, respectively.

11.2 Except as otherwise provided in this Agreement or agreed in writing between the Borrower and the Agent, and provided that no Event of Default has occurred and is continuing, the following payments are paid by the Borrower out of the Revenue Account in accordance with the following provisions of this article 11 and in the following order and priority, to the extent monies are available in the Revenue Account (which includes any amount which may be drawn by the Borrower under the Working Capital Facility in accordance with article 5):
            (a) the payment of the Operating Costs and Capital Costs and Capital Expenditures, to the extent included in the Budget;
            (b) provided that all payments required to be made in accordance with paragraph (a) have been duly made or provided for, the payment of Finance Costs in accordance with this Agreement;
            (c) provided that all payments required to be made in accordance with paragraphs (a) and (b) have been duly made or provided for, prepayment of any amount as provided in article 13.3;
            (d) provided that all payments required to be made in accordance with paragraphs (a) up to and including (c) have been duly made or provided for and subject to article 20.18, the payment of any principal of and interest on Subordinated Debt, if any;
            (e) provided that all payments required to be made in accordance with paragraphs (a) up to and including (d) have been duly made or provided for and subject to article 20.18, payments of Equity Distributions.

11.3 Upon the occurrence of an Event of Default, any payments by the Borrower as permitted under article 11.2 prior to the occurrence of an Event of Default, and any other payment by the Borrower or Subsidiary out of any of the Designated Bank Accounts, shall only be made by the Borrower and the Subsidiary subject to the prior written consent of the Agent, in such order and priority as reasonably determined by the Agent.

Article 12 - Interest and Fees Payable by the Borrower
------------------------------------------------------

12.1 The Borrower shall with respect to an Advance drawn by the Borrower or with respect to an Overdraft created by the Borrower pay interest at the rates set forth below:
            (a) to the Banks, with respect to and calculated over any unpaid balance of any Variable Rate Advance: the interest rate equal to AIBOR, applicable on the Advance Date on which the relevant Advance was drawn, for the relevant Variable Rate Interest Period increased by the Margin;
            (b) to the Banks, with respect to and calculated over any unpaid balance of any Fixed Rate Advance: the interest rate per annum, as agreed between the Borrower and the Agent prior to the relevant Advance Date with respect to such Advance as per the Fixing Date specified in the relevant Notice of Drawdown increased by the Margin;
            (c) to ABN AMRO with respect to an Overdraft the interest rate equal to the "fictief promesse disconto" as published from time to time in "Het Financieele Dagblad", increased by one per cent. (1%).

12.2  Any amounts of interest as referred to above in article 12.1 under (a),
      (b) and (c) shall be calculated on the basis of a year of 360 days and actual days elapsed. Any amount of unpaid interest accrued:
      - on any Fixed Rate Advance shall be due and payable semi-annually in arrears on the date which is six months, twelve months, etc. from the relevant Advance Date;
      - on any Variable Rate Advance shall be due and payable (i) at the end of the relevant Variable Rate Interest Period, if such period is six months or less, and (ii) after (a) six months and (b) at the end of the relevant Variable Rate Interest Period, if such period exceeds six months; and
      -     on any Overdraft shall be due and payable quarterly in arrears;
      with due observance of article 12.3.

12.3 The Term Loan Advance and any Construction Loan Advance shall be drawn on such Advance Dates, or be rolled over on such Roll Over Moments, with such Fixed Rate Interest Periods or Variable Rate Interest Periods, that the number of different Interest Payment Dates at any time applicable to such Advances shall not exceed five.

12.4.1 The Borrower shall pay a commitment fee to the Banks, equal to 0.30% per annum, calculated on the basis of a year of 360 days and actual days elapsed, over such portion of the Bank Facility which shall not have been drawn down under the Bank Facility and shall have remained available for drawdown under the Available Loan Commitment, i.e. for the following periods:
        - Available Term Loan Commitment: from the date of this Agreement (such date included) up to June 1, 1996;
        - Available Construction Loan Commitment: from the date of this Agreement (such date included) up to and including December 31, 1999, with due observance of the maximum amounts available for drawdown in the years referred to in article 2.3.1; and
        - Available Working Capital Commitment: from the date of this Agreement (such date included) up to the Final Maturity Date.
12.4.2 In the event of a drawdown as referred to in article 2.3.2, the excess portion shall be deemed to have been available under the Available Construction Loan Commitment as from January 1 of the year of such drawdown and the commitment fee as referred to in article 12.4.1 shall be increased accordingly.

12.4.3 The fee referred to above in article 12.4.1, increased as the case may be in accordance with article 12.4.2, shall be due and payable in arrears and in quarterly installments.

12.5 The Borrower shall, in establishing and conducting its interest rate management, exercise prudent care. Upon written request by the Agent, the Borrower and the Agent shall discuss the possibility and desirability of converting a Variable Rate Advance or Variable Rate Advances into a Fixed Rate Advance or Fixed Rate Advances, with a view to limit or exclude variable rate exposure.

Article 13 - Repayment and Prepayment
-------------------------------------

13.1 The Borrower shall repay the principal amount of any Advance drawn down by it to the Banks in accordance with the Principal Repayment Schedule on the relevant Payment Dates as stated therein, which shall reflect that any outstanding Term Loan Advance and any outstanding Construction Loan Advance shall in any and all events be repaid on July 1, 2005, without prejudice to the other provisions of this article 13 and without prejudice to article 23.

13.2 Without prejudice to the other provisions of this article 13, the Borrower shall have the right to prepay to the Banks on any Payment Date, wholly or partially, any outstanding Advance(s) (without the right to redraw any prepaid Term Loan Advance or Construction Loan Advance or a portion thereof), subject to the obligation to simultaneously pay accrued interest and the amount of actual breakage costs as provided in article 13.5, if any, provided that (i) the Agent shall have received written notice of the Borrower that the Borrower shall exercise the right as referred to above at least 20 Business Days prior to the date of intended prepayment as specified in such notice, and (ii) the amount of such prepayment shall be at least NLG 5,000,000 or a multiple thereof.

13.3    The Borrower shall have the obligation to prepay to the Banks:

        - upon the occurrence of an Event of Loss and subsequent payment to the Borrower of insurance proceeds and/or other proceeds to compensate the Borrower for the loss or damage to any of its assets (such insurance proceeds, if any, and such other proceeds, if any, hereafter collectively referred to as "Loss Proceeds"), an amount equal to the difference of (i) the amount of Loss Proceeds, and (ii) the Repair Amount, to the extent that the former exceeds the latter;
        - upon the occurrence of an Event of Default, or event or circumstance which, solely with the giving of notice and/or the lapse of time, would constitute an Event of Default, and subsequent payment to the Borrower of Loss Proceeds, an amount equal to such Loss Proceeds;
        - at the reasonable discretion of the Agent upon payment of Loss Proceeds exceeding the amount of NLG 75,000,000, the amount of such Loss Proceeds;
        - an amount or amounts, equal to the amount or amounts paid by any of the Municipalities under any of the Purchase Agreements pursuant to article 2.4 thereof.

13.4 Each amount of principal prepaid in accordance with this article 13 shall be applied in order of maturity as determined by the Agent.

13.5 If any of the following events occurs, the Borrower shall pay to each Bank an amount equal to the actual documented losses (excluding the loss of Margin) suffered by such Bank, incurred in liquidating or re-employing funds as result of:
        (i) any prepayment pursuant to article 13.2 or article 23.2 of the principal amount of any Variable Rate Advance on a date other than the last date of the Variable Rate Interest Period applicable to such Advance;
        (ii) any prepayment pursuant to article 13.2 or article 23.2 of the principal amount of any Fixed Rate Advance;
        (iii) failure by the Borrower to draw an Advance in accordance with this Agreement as specified in the relevant Notice of Drawdown submitted by the Borrower to the Agent;
        (iv) failure by the Borrower to prepay the principal amount specified to be prepaid in a notice as referred to in article 13.2.

13.6 Any Working Capital Advance and any principal amount of Overdraft has to be definitively repaid before or on the Final Maturity Date, notwithstanding any other provision of this Agreement.

Article 14 - Agent and Independent Consultants Expenses
-------------------------------------------------------

The Borrower shall (i) upon the occurrence of an Event of Default, reimburse the Agent from time to time on demand of the Agent for all reasonable out of pocket expenses of the Agent actually incurred in connection with, and for all reasonable fees and disbursements of Independent Consultants or other external counsel charged in connection with, the preservation and/or enforcement of the rights of ABN AMRO, the Agent and/or the Banks and/or any of them under this Agreement or under any of the Finance Documents and the Project Agreements, and
(ii) reimburse the Agent from time to time on demand of the Agent for all reasonable fees and disbursements of an outside insurance consultant approved by the Borrower for its services to be rendered to the Agent as contemplated in article 20.3 including services in connection with a change of the Insurance. The Agent shall give notice to the Borrower prior to appointment or consultation of any such Independent Consultant or such other external counsel.

Article 15 - Taxes; Increased Costs
-----------------------------------

15.1 All payments to be made by the Borrower under this Agreement to or for the account of the Agent, the Banks or any of them, shall be made without any set-off or counterclaim (except to the extent provided in article 9.5) and shall be made without and free and clear of any deduction or withholding for or on account of any Taxes, unless the Borrower is required by law or any competent court or authority to make any such deduction or withholding for or on account of Taxes.

15.2  If as a consequence of a Change in Law or Change in Interpretation:

      - any deduction or withholding for or on account of Taxes by any fiscal authorities of The Netherlands is (or, on the making of the next succeeding payment to be made under this Agreement, would be) required to be made from or in respect of any payment to be made by the Borrower under this Agreement to or for the account of the Agent, the Banks, or any of them; or
      - ABN AMRO, the Agent, the Banks, or any of them, are required to maintain reserves, special deposit, cash ratio, liquidity, solvency or capital adequacy requirements of De Nederlandsche Bank N.V. (the Dutch Central Bank) in relation to Advances made or to be made to the Borrower under this Agreement or otherwise, or such requirement is changed; or
      - any other obligation in connection with this Agreement is imposed on ABN AMRO, the Agent, the Banks, or any of them;
      and as a result thereof ABN AMRO, the Agent, the Banks, or any of them, incur(s) a cost or an additional cost with respect to the Advances made or created, or to be made and created, under this Agreement, then, in each such case:
      - the Agent shall, upon becoming aware of the same, promptly notify the Borrower and shall consult with the Borrower if and to which extent the adverse consequences of any such Change can be limited; and
      - the Borrower shall indemnify ABN AMRO, the Agent, the Banks, or the relevant Bank, for any such costs or additional costs (which means, for the avoidance of doubt, that the Agent, the Banks or the relevant Bank would, in the event of any deduction or withholding for or on account of Taxes as referred to, receive a net sum equal to the aggregate of the sums it/they would have received, and been entitled to retain under this Agreement, had no such deduction or withholding been made or required to be made).

Article 16 - Evidence of Accounts
---------------------------------

16.1 The entries made in the accounts maintained by ABN AMRO, the agent and any of the Banks in accordance with usual practice of each of them shall be conclusive evidence between ABN AMRO, the Agent and any of the Banks, on the one hand, the Borrower, on the other hand, in relation to the obligations of the Borrower under this Agreement, in the absence of manifest error. In the event of a dispute with respect to any sum payable according to the accounts of ABN AMRO, the Agent, or any of the Banks by the Borrower under this Agreement, the Borrower shall not be entitled to refuse or suspend payment of such sum to the Agent, the Banks or the relevant Bank, without prejudice to its right to dispute the obligation to pay such sum in accordance with the provisions of this Agreement.

16.2 ABN AMRO shall maintain a written survey, reflecting any amounts of principal, interest and fee owing to ABN AMRO, the Agent, the Banks and any of them, per any Interest Payment Date. Upon request by the Borrower ABN AMRO shall submit a photocopy thereof to the Borrower. Any incorrectness thereof shall not be invoked against ABN AMRO in any way.

Article 17 - No waiver; exercise of rights
------------------------------------------

No failure or delay on the part of the Agent, the Banks, or any of them, in exercising any right under this Agreement shall operate as a waiver thereof.
The rights and remedies under this Agreement are cumulative and not exclusive of any rights or remedy which the Agent, the Banks or any of them, would otherwise have.

Article 18 - Representations and Warranties
-------------------------------------------

18.1 The Borrower represents and warrants that the following statements are true and correct as of the date hereof and as of each of the Advance
      Dates:
      (a) the Borrower is and each of the Subsidiaries is a private company with limited liability ("besloten vennootschap met beperkte aansprakelijkheid") validly incorporated and existing under the law of The Netherlands with the articles of association as set forth in
            Exhibit 11, except to the extent that such articles of association have been expanded or amended with the prior written consent of the Agent in accordance with article 20.9;
      (b) the Borrower, A2000, and any of the shareholders of A2000 and the companies of the group to which these respective shareholders belong (such shareholders and companies hereafter referred to as the "Other Parties") have the corporate power to enter into this Agreement, the other Finance Agreements and the Project Agreements (to the extent it is a party thereto) and to perform their respective obligations thereunder;
      (c) all licenses, permits, approvals, registrations and exemptions, and the exclusive contractual rights to use the licenses and permits held by the respective Municipalities, necessary as from January 1, 1996 for the construction and maintenance of the Project and the System, the continued operation of the System and the providing of telecommunications services via the System in accordance with and as contemplated in article 20.4, to the extent currently required by and available under law, have been obtained or made or are held by the Borrower, it being understood the Borrower does not have the Infrastructure Licenses;
      (d) the Borrower has obtained licenses or the exclusive right to usea such licenses under article 21 and/or article 23 of the Act of Telecommunications ("Wet op de Telecommunicatievoorzieningen") for all significant portions of each of the Municipalities which are of material importance to the Borrower to enable it to operate the System and to provide telecommunication services in the Municipalities and to the best knowledge of the Borrower, after due inquiry, the application under article 21 of the Act on the Telecommunications by third parties other than Sites B.V. relating to areas of any of the Municipalities do not relate to any areas which are of material importance to the Borrower and its ability to duly and punctually perform its obligations under this Agreement;
      (e) notwithstanding the text of article 4 paragraph 2 of the CAI Agreements, the Borrower has permission from the relevant Municipalities to extend and expand the existing telecommunications infrastructure;
      (f) the execution and delivery by the Borrower of this Agreement and the execution and delivery by the Borrower, A2000 and the Other Parties
            - to the extent it is party thereto - of the other Finance Documents and the Project Agreements do not materially violate, or result in a material violation of, or materially conflict with, any agreement to which the Borrower, A2000 or any of the Other Parties is a party, or any obligation of the Borrower, A2000 or any of the Other Parties vis-a-vis any supranational, national, provincial, regional or local governmental authority;
      (g) no litigation or restriction, against or involving, the Borrower or any Subsidiary is pending or, to the best of the Borrower's knowledge, threatened which has or may have the result that the performance (i) by the Borrower of any of its obligations under this Agreement, the other Finance Documents or the Project Agreements or
            (ii) by any of its Subsidiaries of its obligations under article 27, the other Finance Documents or the Project Agreements, is adversely affected;
      (h) the factual information that has been provided by Philips Electronics N.V., United International Holdings, Inc., US West, Inc. and others to the Agent and as set forth in the Information Documents was true and accurate in any and all material respects as per the respective dates of such Information Documents and the Agent has been provided with any material information deviating from, or updating, the information provided in the Information Documents;
      (i) the Consortium Members are the holders, directly or indirectly, of Control over the Borrower, subject to the priority shares in the Borrower issued to MAA;
      (j) the Borrower is the direct holder of 100% of the outstanding shares in TV a la Carte B.V.;
      (k) the Borrower and the Subsidiaries do not have any pension obligations vis-a-vis any of its employees, unless fully funded or fully provided for;
      (l) the Borrower has no financial obligations to any of the Municipalities by virtue of any loan or facility agreement or arrangement with any of the Municipalities and no such loan or facility agreement or arrangement with any of the Municipalities exists.

18.2 Each breach of any representation and warranty shall be considered to be a breach ("toerekenbare tekortkoming van") by the Borrower under this Agreement.

Article 19 - Financial and Technical Information; Inspection
------------------------------------------------------------

19.1  The Borrower agrees and shall ensure that:
      (i) prior to each December 1 of any year during the term of this Agreement an annual budget is prepared by the Borrower substantially in the form of Exhibit 12, including (revised) Base Case Projections substantially in the form of Exhibit 6 and, without limitation, all projected income and expenses (including, in particular and specified as such, the Capital Expenditures) forecast to be received or incurred in the immediately succeeding financial year of the Borrower;
        (ii) such annual budget is delivered to the Agent by January 1 (save that the annual budget corresponding to the financial year during which this Agreement is entered into shall be the Base Case Projections Proforma attached hereto as Exhibit 6);
        (iii) the Borrower and the Agent shall discuss such annual budget prior to the succeeding January 31;
        (iv) the annual budget shall then be determined by the Borrower before February 15 of the next following year and a copy thereof shall be sent to the Agent before the following March 1. The budget so submitted to the Agent shall be the Budget as such term is used in this Agreement.

19.2.1 The Borrower shall furnish the Agent with (i) the consolidated audited annual accounts, audited by a recognized firm of independent auditors, of each of A2000 the Borrower and (non-consolidated) each of tis Subsidiaries within 120 days following the expiry of the financial year of each of such entities, respectively, (ii) semi-annual unaudited financial statements of each of such entities with 60 days following the expiry of the second financial quarter of each of such entities, respectively, (iii) to the extent not otherwise required under other provisions of this Agreement and only upon request by the Agent not more than once per six months, all written information, documents, plans and reports which the Borrower shall furnish or shall have furnished to its supervisory board and its general meeting of shareholders as contemplated under clause 8 of the Shareholders Agreement and (iv) not more than once per year, but at any time upon the occurrence of an Event of Default, such other operational, financial and technical information as the Agent may reasonably require (which may include a certification by the Borrower that it has duly observed all obligations of this Agreement).

19.2.2 The Borrower shall ensure that each set of annual accounts/financial statements of the Borrower and each of its Subsidiaries delivered pursuant to Article 19.2.1 shall consist of a balance sheet, profit and loss account and a cash flow statement and such other accounts and information as the Agent may reasonably require, shall be prepared in accordance with accounting principles generally accepted in The Netherlands and (except as disclosed in the notes thereto) consistently applied.

19.2.3 The Borrower shall ensure that each set of annual accounts/financial statements relating to the Borrower and its Subsidiaries as referred to above in this article 19 shall be certified by a managing director of the Borrower as having been prepared in good faith and with reasonable care in giving an accurate reflection of the relevant company's financial condition as at the end of the period to which those financial statements relate and to the results of its operation during such period.

19.3 The Borrower shall provide the Agent with all information, oral or written, provided to MAA, (a) in its capacity of shareholder of the Borrower and (b) pursuant to the MAA CAI Agreement.

19.4 The Borrower shall, following the occurrence of an Event of Default, permit the representatives of the Agent and the Banks, at the expense of the Agent or the Banks, as the case may be, to visit and inspect the premises and offices of the Borrower, the Project and the System and to make photocopies and extracts of all books of account, records, reports and other papers of the Borrower and to discuss its affairs, finances and accounts with managing directors and employees of the Borrower and its independent public accountants, all at reasonable times and as often as may be reasonably requested.

19.5 The Borrower agrees with the Agent that (i) as per each January 1 (starting 1997) and July 1 (starting 1997), the Debt Equity Ratio as per such date, and (ii) as per each January 1 (starting 2000) and July 1 (starting 2000) the Debt Service Coverage Ratio for the twelve months immediately preceding such date, will be determined, in consultation with the Agent, as soon as possible after the relevant July 1 and January 1 and in any case within 60 days from the relevant January 1 and July 1, respectively.

Article 20 - Further obligations of the Borrower
------------------------------------------------

20.1 The Borrower shall have, as long as any sum is due under this Agreement by the Borrower to the Agent, the Banks or any of them, the obligations as set forth in the following paragraphs of this article 20, without prejudice to any of the other provisions of this Agreement.

20.2 The Borrower shall obtain the prior written approval of the Agent (which shall not be unreasonably withheld), in any given year, before incurring any Capital Expenditures, or assuming or entering into obligations to incur Capital Expenditures, to the extent this would result in an excess of NLG 15,000,000 or more of the amount of Capital Expenditures as set forth in the Budget for the relevant year.

20.3.1 The Borrower shall at all times maintain adequate insurance to the satisfaction of Agent (which shall include but not be limited to property damage, business interruption and third party liability insurances with respect to its business, assets and personnel (the "Insurances")) and will not do anything or omit to take any action which could render the Insurances void or voidable.

20.3.2 The Borrower shall cause the insurers under the Insurances to send to the Agent photocopies of all relevant notices to be sent to the Borrower thereunder and the Borrower shall cause the Agent to be the first loss payee under the Insurances, provided that any insurance proceeds received by the Agent shall be paid and directed to the Revenue Account.

20.3.3 The Borrower shall provide the Agent at all times with information reasonably necessary to enable the Agent to ascertain whether the Insurances are adequately maintained and whether the Project is adequately and appropriately insured with first class insurance companies.

20.3.4 If the Borrower is in default with respect to the payment of any premium to be paid under the Insurances, the Banks have the right, subject to prior notification to the Borrower, to pay such premiums for the account of the Borrower and the Borrower shall, upon written notification thereof, promptly reimburse the Banks for such premium amounts paid by them.

20.3.5  If at any time the Insurances are not maintained as contemplated in article 20.3.1 of this Agreement, then the Banks have the right, subject to prior notification to the Borrower, to obtain such Insurances for the account of the Borrower and article 20.3.4 shall similarly apply.

20.4 The Borrower shall construct and maintain the Project and the System and exploit the System (including the providing of telecommunications services via the System) in accordance with the respective terms of Project Agreements and in particular as contemplated in and in accordance with article 2 of the CAI Agreements (subject to the conditions contained in such agreements), with a view to conduct a commercially viable business.

20.5 The Borrower (i) shall ensure that all rights vis-a-vis MAA and any of the other Municipalities, licenses, permits, approvals and exemptions necessary for the construction and maintenance of the Project and the System and the exploitation of the System (including the providing of telecommunications services over the System) in accordance with and as contemplated in article 20.4 are maintained in full force and effect in all material respects, and (ii) shall further comply, and shall cause each of its Subsidiaries to comply, in all material respects with any provision of law, and any rules and regulations thereunder, applicable to or relating to the Project and the System.

20.6 To the extent that any of the rights vis-a-vis MAA or any of the Municipalities, and any licenses, permits, approvals and exemptions as referred to in article 7.1 under (f), article 18.1 under (c) and article 20.5, or any of the conditions and obligations thereunder, need to be amended, extended or renewed, or if new rights, licenses, permits, approvals or exemptions have to be applied for, necessary for the construction and maintenance of the Project and the System, and the exploitation of the System (including the providing of telecommunications services over the System), in accordance with and as contemplated in this Agreement, the other Finance Documents and the Project Agreements, the Borrower shall use its reasonable efforts and not omit to do anything reasonably necessary, to obtain such new rights, licenses, permits, approvals and exemptions, it being understood that the Borrower shall in any case apply for Infrastructure Licenses available for the Borrower as soon as possible.

20.7 The Borrower shall maintain, and shall cause each of the Subsidiaries to maintain, its books and records in accordance with the law of The Netherlands and its annual accounts shall be in accordance with generally accepted accounting principles of The Netherlands consistently applied.

20.8 The Borrower shall not, and shall cause any of the Subsidiaries not to, enter into or guarantee any obligation, or assume any liability, other than obligations or liabilities under this Agreement, the Finance Documents and the Project Agreements, and other than in the normal course of business, except with the prior written consent of the Agent. This consent shall not be unreasonably withheld and shall be granted if the entering into of the obligations or the assumption of the liabilities by the Borrower or the Subsidiary does not have or is not likely to have, in the reasonable opinion of the Agent, the result that the performance (i) by the Borrower of any of its obligations under this Agreement or under any of the Finance Documents and the Project

      Agreements, or (ii) by any of its Subsidiaries of its obligations under article 27, the other Finance Documents or the Project Agreements, is materially adversely affected.

20.9 The Borrower shall maintain, and cause each Subsidiary to maintain, all Project Agreements in full force and effect, and shall not, and shall cause each Subsidiary not to, amend, waive, suspend, or terminate any of (its rights and obligations under), the Project Agreements to which it is a party, without the prior written consent of the Agent. This consent shall not be unreasonably withheld and shall be granted by the Agent if the amendment, the waiver, the suspension, or the termination does not have or is not likely to have, in the reasonable opinion of the Agent, the result that the performance (i) by the Borrower of its obligations under this Agreement or any of the Finance Documents and Project Agreements, or
      (ii) by any of its Subsidiaries of its obligations under article 27, the other Finance Documents or the Project Agreements, is materially adversely affected.

20.10 The Borrower shall not transfer, and shall cause any of its Subsidiaries not to transfer, any of its rights under this Agreement, and/or any of its rights under the Finance Documents and the Project Agreements to which it is a party, to a third party, without the prior written consent of the Agent. To such extent the rights of the Borrower under this Agreement, the Finance Documents and the Project Agreements, are not transferable, unless the prior written consent referred to has been granted by the Agent.

20.11 Other than in the ordinary course of business consistent with the business plan(s) submitted to the Agent from time to time hereunder, the Borrower shall not sell or transfer, and shall cause each of its Subsidiaries not to sell or transfer, (i) any single asset ("goed") with a value in excess of NLG 500,000 or (ii) assets with an aggregate value in excess of NLG 5,000,000, to any third party, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, except as otherwise permitted by the Project Agreements.

20.12 The Borrower shall not engage, and shall cause any of its Subsidiaries not to engage, in any other business than the construction and maintenance of the Project and the System, and the operation of the System (including the providing of telecommunications services via the System), except with the prior written consent of the Agent which shall not be unreasonably withheld.

20.13 The Borrower shall notify the Agent promptly in writing of:
      (i) the occurrence of any Event of Default or any Event of Loss and of any event of which the Borrower is aware and which would cause an Event of Default or an Event of Loss but for the passage of time or the giving of notice;
      (ii) the commencement of any litigation or any governmental action, relating to or involving the Borrower and/or a Subsidiary and pursuant to which an amount or amounts are claimed or threatened to be claimed in excess of NLG 5,000,000 in the aggregate;
      (iii) any casualty, damage to or loss of or in relation to the Project and the System, whether insured or not insured, in excess of NLG 5,000,000 in the aggregate;
      (iv) the suspension, cancellation or termination of any of the Insurances;
      (v)   the initiation of any condemnation proceedings involving the System.

20.14 The Borrower shall give prior written notice to the Agent of any filing by it for moratorium of payments ("surseance van betaling") or for bankruptcy.

20.15 The Borrower shall not change, and shall cause any of its Subsidiaries not to change, its legal form (which would include, for the avoidance of doubt, the change into a limited or general partnership agreement with the Borrower or such Subsidiary, acting as a partner), except with the consent of the Agent which shall not be unreasonably withheld.

20.16 the Borrower shall pay, and shall cause any of its Subsidiaries to pay, when due and payable all applicable taxes, assessments, levies and (other) governmental charges of any kind that may be levied or assessed against the Borrower and the Subsidiaries or with respect to the Project and the System, in accordance with law, except to the extent such taxes, assessments, levies and (other) governmental charges are contested in good faith and the nonpayment of which will not have the result, in the reasonable opinion of the Agent, or is not likely to have the result that the Borrower or any of the Subsidiaries cannot duly and punctually perform its obligations under this Agreement.

20.17 Without any prejudice to the other provisions of this Agreement, the Borrower has the obligation to ensure, to the fullest extent possible, that at any time during the term of this Agreement:

      - the Borrower, and each of the Subsidiaries, is a private company with limited liability validly existing under the law of The Netherlands;
      - the Consortium Members are the holders, directly or indirectly, of Control over the Borrower, subject to the priority share in the Borrower issued to MAA;
      - any claim or right for borrowed money (including finance costs similar to Finance Costs) against the Borrower or any of its Subsidiaries, of A2000 or of any of the Other Parties shall be subordinated to any claim or right for Finance Costs under this Agreement, except that the foregoing shall not apply to claims or rights pledged or to be pledged by A2000 to ABN AMRO, the Agent, the Banks, or any of them.

20.18 The Borrower shall not make, and shall cause any of its Subsidiaries not to make, any Restricted Payments if (i) the Debt Equity Ratio is greater than 1.75:1 at the Borrower level (with the understanding that Equity, for the purpose of this article 20.18 only, shall include Subordinated Debt) or (ii) the Debt Service Coverage Ratio is less than 1.5.

20.19 In the period ending December 31, 1999, the Borrower shall not make, and shall cause any of its Subsidiaries not to make, any Restricted Payment without the prior written consent of the Agent, which shall not be unreasonably withheld.

20.20 The Borrower shall not take any action or omit to take any action, and shall cause any of its Subsidiaries not to take action or omit to take action, which is reasonably likely to have a material and adverse effect or is likely to have the result of a material and adverse effect (upon the lapse of time or the filing of notice or otherwise) on the Borrower's or any of the Subsidiaries' ability to duly and punctually perform its obligations under this Agreement.

20.21 The Borrower shall not enter, and shall cause any of its Subsidiaries not to enter, into any agreements regarding the acquisition of another cable television network without the prior consent of the Agent, which shall not be unreasonably withheld.

20.22 The Borrower shall not enter into any agreements or transactions or obligations with or towards A2000 or any Consortium Member or any group company of any of them or any of the Other Parties, which are not at arm's length terms or which are unduly adverse to the Borrower. None of A2000, the Consortium Members and their group companies or any of the Other Parties will have any exclusive or preferred rights with respect to the provision of hardware to the Borrower or any exclusive rights with respect to the provision of programming or other audiovisual services to the cable networks' subscribers. The Borrower will not enter into any preferred supplier arrangements regarding programming or other audiovisual services, unless such arrangements provide that preference will be granted only if the product or service offered by the other party is at least equal to the corresponding offering from the competition, with respect to quality and price.

20.23.1 The Borrower shall use its best efforts to ensure that the following shall have been accomplished as soon as reasonably possible, without prejudice to article 21:

         (a) the creation by notarial deed of a "building right" ("recht van opstal") or "qualitative right" ("kwalitatieve verplichting") by Stichting Montessori Onderwijs Amsterdam in favour of the Borrower in accordance with article 6.3 of the Amsterdam Share Purchase Agreement;
         (b) the transfer of intercommunal connections and the trunk network ("koppelnet") regarding Amsterdam by PTT Telecom B.V. to the Borrower and the application for corresponding Article 23 Telecommunications Act licence(s) in accordance with Clause 6.4 of the Amsterdam Share Purchase Agreement;
         (c) the creation of a long lease and building right by EZW in favour of the Borrower regarding the building located at the Vincent van Goghweg in Zaandam and the signal-receiving equipment and cables located therein in accordance with Clause 6.2 of the Zaanstad Share Purchase Agreement;
         (d) the transfer of intercommunal connections and the trunk network ("koppelnet") regarding Zaanstad by PTT Telecom B.V. to the Borrower and the application for corresponding Article 23 Telecommunications Act licence(s) in accordance with Clause 7.3 of the Zaanstad Share Purchase Agreement;
         (e) the transfer of intercommunal connections regarding Landsmeer by PTT Telecom B.V. to the Borrower and the application for corresponding Article 23 Telecommunications Act licence(s) in accordance with Clause 7.2 of the Landsmeer Share Purchase Agreement;
         (f) the transfer of intercommunal connections regarding Purmerend by PTT Telecom B.V. through Purmerend to the Borrower and the application for corresponding Article 23 Telecommunications Act licence(s) in accordance with Clause 8.4 of the Purmerend Asset Purchase Agreement;
         (g) the transfer of signal transfer equipment ("signaalovergavepunt") located near the Tamarindestraat in Duivendrecht and intercommunal connections regarding Ouder-Amstel by PTT Telecom B.V. through Ouder-Amstel to the Borrower and the application for Article 23 Telecommunications Act licence(s) in accordance with Clauses 8.4 and 8.5 of the Ouder-Amstel Asset Purchase Agreement;
          (h) the execution of a notarial deed to create a building right ("opstalrecht") in favour of the Borrower for the constructions and signal-receiving equipment on top of the sports hall at Zwanenbloem 12 in Purmerend and to create a long lease ("erfpachtrecht") in favour of the Borrower for the building containing the signal-receiving equipment and the land on which it is built next to the above mentioned sports hall and a building right ("opstalrecht") in favour of the Borrower with regard to the equipment in said building in accordance with Clauses 5.2(iii) (d) and (e) and (f) of the Purmerend Asset Purchase Agreement;
          (i) obtaining the agreement of the counterparties to the assignment of the Assigned Contracts and the permits of
               (a) Purmerend; and
               (b) Ouder-Amstel
               in accordance with Clauses 8.2 and 8.3 of both
               Asset Purchase Agreements; and
          (j) obtaining the consents and approvals of each of the Municipalities, to the extent necessary, for (i) the pledge by A2000 of its shares in the Borrower together with the (conditional) transfer of voting rights substantially in the form of Exhibit 19, (ii) the pledge and mortgage by the Borrower of the CAI (as defined in the CAI Agreements) and (iii) the pledge by A2000 of its rights under the Purchase Agreements.

20.23.2 If any of the foregoing as set forth under (a) up to and including (i) shall not have been accomplished on January 1, 1997, or if any of the foregoing as set forth under (j) shall not have been accomplished on May 1, 1996, (i) the Borrower shall notify the Agent thereof without delay and (ii) the Borrower and the Agent shall enter into consultations with a view to adequately deal with the then existing situation, without prejudice to article 21.

20.24 The Borrower shall cause each of its Subsidiaries to become jointly and severally liable for any and all obligations and liabilities of the Borrower as referred to in article 27 by causing such Subsidiary to co-sign this Agreement as contemplated at the end hereof.

20.25 The Borrower shall not acquire or cancel, or agree to acquire or cancel, the priority share in its share capital held by MAA, except with the prior written consent of the Agent.

Article 21 - Security Rights
----------------------------

21.1 The Borrower is obliged for the purpose of securing any and all financial obligation(s), whether actual or contingent, whether present or future, whether conditional or unconditional, which the Borrower has or may have to the Agent, the Banks or any of them, under and in connection with this Agreement, to create, and where applicable to cause to create, the following security rights to the satisfaction of the Agent, to the extent legally possible:
          (a) a first ranking mortgage in favour of ABN AMRO, the Agent and the Banks, substantially in the form of the Deed of Mortgage;

      (b) a first ranking pledge in favour of ABN AMRO, the Agent and the Banks as pledgee on all present and future rights and claims of the Borrower and any of its Subsidiaries (including all present and future rights of the Borrower under the Insurances) substantially in the form of the Deeds of Pledge of Accounts;
      (c) a first ranking pledge in favour of the Banks as pledgee on all issued and outstanding shares in the Borrower (except for the priority share held by MAA) and in any Subsidiary substantially in the form of the Deeds of Pledge of Shares and Related Rights;
      (d) a first ranking pledge in favour of the Banks as pledgee on movable property ("roerende zaken") of the Borrower and any of its Subsidiaries substantially in the form of the Deeds of Pledge of Movable Assets;
      (e) first ranking pledges or mortgages, substantially in the form of the pledges and mortgages referred to above, on any good ("goed") with respect to which the Borrower, or any of its Subsidiaries, nor or in the future, has the right to dispose thereof ("beschikkingsbevoegd is") and on which no security right has been created as contemplated above under (a) up to and including (d) of this article 21, to the extent that such good, or goods, has, or have in the aggregate, an economic value exceeding NLG 500,000.

21.2 The Borrower shall notify the Agent of the acquisition by it or by any of its Subsidiaries of any "good" or "goods" which have to be pledged or mortgaged in accordance with article 21.1.

21.3  To the extent the creation of a security right as referred to above in article 21.1 would not be possible under the law of The Netherlands or other applicable law, if any, the Borrower shall use its reasonable efforts to make the creation of such security right possible.

Article 22 - Negative Pledge
----------------------------

The Borrower shall not create, and shall cause each of its Subsidiaries not to create, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, and except as otherwise provided in and contemplated under this Agreement, any security right on or security interest in any assets ("goederen") with respect to which the Borrower or any such Subsidiary has the right to dispose ("beschikkingsbevoegd is"), with the exception of (i) liens by operation of law, (ii) retention of title by a seller of goods in the ordinary course of business, and (iii) except as provided in article 19 of the CAI Agreements.

Article 23 - Events of Default
------------------------------

23.1 The occurrence of any of the following events and/or the existence of any of the following circumstances shall constitute an Event of Default for the purpose of this Agreement:
      a. the Borrower fails to make payment of any principal or any interest or any fee within ten Business Days after the same shall become due and payable under this Agreement;
      b.    the Borrower shall breach any of the covenants set forth above in article 20.9 and article 20.18;

      c. the Borrower fails to perform any of its other material obligations under this Agreement and such failure, if capable of being remedied in the reasonable opinion of the Agent, shall not have been remedied to the reasonable satisfaction of the Agent within 30 Business Days after notification in writing of such opinion by the Agent to the Borrower;
      d. the Borrower breaches any material obligation vis-a-vis any third party which has not been remedied within 30 Business Days which has the result or is likely to have the result that the performance by the Borrower, or of any of its Subsidiaries, of any of its obligations under this Agreement or under any of the Project Agreements, is in the reasonable opinion of the Agent materially adversely affected;
      e. any of the Finance Documents or the Project Agreements has been amended, waived, suspended, or terminated in violation of the provisions of this Agreement with the result that the performance by the Borrower, or of any of its Subsidiaries, of any of its obligations under this Agreement or under any of the Project Agreements, is in the reasonable opinion of the Agent materially adversely affected;
      f. any of the representations and warranties was incorrect or incomplete when made or at any Advance Date in any material respect;
      g. (i) a default with respect to payment of any amount due and payable under any Indebtedness (other than under this Agreement) in the aggregate of NLG 2,500,000 (which has not been waived or cured), or
            (ii) a default which entitles parties to accelerate the maturity of such Indebtedness has occurred and is continuing, unless, in each case, contested in good faith by appropriate legal action;
      h. the Borrower or any of the Subsidiaries has filed for a "moratorium of payments" ("surseance van betaling"), has ceased to pay its debts generally as they become due, has filed for bankruptcy or has been declared bankrupt, or has filed for, or is subject to, any proceedings comparable with "moratorium of payments" or bankruptcy;
      i. a petition for bankruptcy shall have been filed by a thirty party against the Borrower or a Subsidiary and such petition has not been lifted within 30 Business Days;
      j. any of the assets of the Borrower or any Subsidiary has been attached by a "conservatoir beslag" or an "executoriaal beslag" or similar attachment and such attachment has not been lifted within 30 Business Days;
      k. a change in law which materially adversely affects or is likely to materially adversely affect the performance of the Borrower of its obligations under this Agreement or the development of the Project or with respect to the System and the resulting situation shall not have been remedied to the reasonable satisfaction of the Agent within 120 days after such change in law;
      l. the Debt Service Coverage Ratio as per any of the dates referred to in article 19.5 under (ii) shall be less than 1.3:1;
      m.    the Debt Equity Ratio as per any of the dates referred to in article
            19.5 under (i) shall be 3:1 or higher;
      n. the Consortium Members jointly are not the holders of Control in the Borrower;
      o. the loss, withdrawal, termination, cancellation, revocation, invalidation, expansion or change of any right, licence, permit, approval or exemption, as referred to in article 7.1 under (e), article 18.1 under (c), article 20.5 and article 20.6, or any change or expansion of any of the conditions of any them, or the failure of the Borrower to apply as soon as possible for, or obtain, any material license, permit, approval or exemption (which shall in any case include any of the Infrastructure Licenses), which has or is likely to have, in the reasonable opinion of the Agent, a material adverse effect on the Project, the System or on the Borrower or any of the Subsidiaries, or which has or is likely to have, in the reasonable opinion of the Agent, the result that the Borrower is unable to perform when due its obligations under this Agreement and if such loss, withdrawal, termination, cancellation, revocation, invalidation, expansion, change or failure, if capable of being remedied, shall not have been remedied to the reasonable satisfaction of the Agent within 30 Business Days after the occurrence of such an event;
      p. an event, occurrence or condition which has the result or is likely to have the result, in the reasonable opinion of the Agent of a material adverse effect (solely upon the lapse of time, the filing of notice or otherwise) on the ability of the Borrower to perform its obligation under this Agreement or under the Project Agreements, to the extent that such event, occurrence or condition shall, upon reasonable consultation with the Agent, not have been remedied to the reasonable satisfaction of the Agent within 120 days after such event, which period may upon request by the Borrower be extended, subject to prior written consent of ABN AMRO which shall not be unreasonably withheld;
      q. litigation is pending against or involving the Borrower or any of the Subsidiaries which has the result, or is likely to have the result, in the reasonable opinion of the Agent, that the performance by the Borrower of any of its obligations under this Agreement or the Project Agreements or under any of the Finance Documents or its ability to accomplish the Project is materially adversely affected;
      r. the occurrence of an Event of Default as defined in the A2000 Bank Facility Agreement.

23.2 If an event of Default has occurred, the Agent has the right to send a notice (the "Notice of Acceleration") to the Borrower, declaring any unpaid principal of any Advances, any unpaid accrued interest and fees and any other amount payable by the Borrower under this Agreement immediately due and payable and thereupon (i) any unpaid principal of any Advance, any unpaid accrued interest and fees and any other amount due and payable by the Borrower under this Agreement, shall become immediately due and payable and (ii) any Available Commitment shall be immediately terminated, all the foregoing by operation of law ("van rechtswege") and with the intention and agreement that article 83 paragraph a of Book 6 of the Civil Code of The Netherlands shall be applicable.

Article 24 - Penalty Interest
-----------------------------

24.1 If (i) the Borrower fails to duly and punctually pay any amount due and payable under this Agreement, whether principal, interest, fee or another amount, to ABN AMRO, the Agent, the Banks or any of them or (ii) an Event of Default has occurred, the Borrower shall become obliged - without any obligation of the Agent, the Banks or any of them to request payment of the amount due and payable ("zonder ingebrekestelling") and with the intention and agreement that article 83 paragraph a of Book 6 of the Civil Code of The Netherlands shall be applicable - to pay interest over any amount then due and payable, and over any balance then owing to ABN AMRO, the Agent, the Banks or any of them, equal to the applicable interest rate plus a penalty of 1.5% (one and one half per cent.) per annum or, if an interest rate is not applicable, equal to 6 months AIBOR plus Margin plus a penalty of 1.5% (one and one half per cent.) per annum, calculated as from the date that such amount has become due and payable (such date included) up to and including the date of actual payment of such amount.

24.2 Article 92 of Book 6 of the Civil Code of The Netherlands shall not be applicable.

Article 25 - Syndication and Agent
----------------------------------

25.1 As long as, other than the Borrower, ABN AMRO is the sole other party to this Agreement, any reference to the Agent, the Banks, the other Banks, or any of them, shall be a reference to ABN AMRO and this Agreement shall be construed accordingly.

25.2 ABN AMRO shall have the right to request other lenders to become a lending party to this Agreement with the effect that each such other lender shall participate for a certain percentage in the Term Loan Facility and/or the Construction Loan Facility and the Advances (to be) made thereunder, provided that:
      (i) each such other lender shall be approved by the Borrower, such approval not to be unreasonably withheld;
      (ii) ABN AMRO shall remain as Bank a participant in the principal amount outstanding of each Advance or Overdraft made or to be made under
            (a) this Agreement under the Bank Facility and (b) under the A2000 Bank Facility Agreement, for at least 30% of the aggregate of such Advances and Overdrafts.

25.3 Such other lender shall become a party to this Agreement by execution and delivery by such party and the Banks of an assignment agreement ("contractsoverneming" or otherwise) specifying the percentage for which such lender shall participate in the Advances made or to be made under this Agreement, and written notification thereof to the Borrower, whereupon such lender shall be a party to this Agreement, with rights and obligations vis-a-vis the other parties of this Agreement as set forth in such assignment agreement and, with respect to any Bank as referred to in this Agreement, in this Agreement where applicable and relevant in proportion to the percentage of its participation.

25.4 Each of the banks shall participate in each Advance (to be) made under this Agreement under the Term Loan Facility and the Construction Loan Facility in the proportion of its percentage of participation and each
      (re) payment by any Borrower of principal, interest, fee and of any other amount due by such Borrower to the Banks under this Agreement shall be in satisfaction to the obligations of Banks in proportion to such participations, unless clearly stated otherwise and without prejudice to article 8.3.

25.5 Upon any such lender having become a Bank party to this Agreement, any reference to the Agent, the Banks, and any of them, shall be a reference to the Agent, the Banks, and any of them.

25.6 If a future lender or future sub-participant of ABN AMRO requests that non-material changes be made to this Agreement or to any of the other Finance Documents, as a condition to be fulfilled upon becoming a Bank-party to this Agreement (and to another Finance Document, if applicable), or becoming a sub-participant of ABN AMRO, the Borrower shall, at no expense to the Borrower except as otherwise agreed, fully cooperate in causing such changes to be made, with a view to facilitate syndication and/or subparticipations.

25.7 By becoming a Bank party to this Agreement, each of such Banks irrevocably appoints the Agent to act as its agent under and in connection with this Agreement and the Finance Documents and authorizes and directs the agent to take such action as agent in the name of each of the Banks as specified in this Agreement, together with all such actions and powers as are reasonably incidental thereto.

25.8 The Agent shall without delay forward any notice received from the Borrower under this Agreement in its capacity as Agent to each of the other Banks and the Agent shall act as directed by and in accordance with the resolutions adopted by the Majority of Banks.

25.9 As between the Agent and the Banks, the Agent may consult with any of the Independent Consultants and/or other experts or counsel selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such Independent Expert, or other expert or counsel, or otherwise taken in good faith in a manner not inconsistent with such advice.

25.10 As between the Agent and the Banks, the Agent excludes any liability for any action taken or not taken by the Agent under or in connection with this Agreement (i) with the consent or at the request of the Majority of Banks or (ii) in the absence of gross negligence of wilfulness conduct of the Agent. The Banks shall, ratably in accordance with their respective participations, indemnify the Agent against any costs, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as a result from the Agent's gross negligence or wilful misconduct) that the Agent may suffer or incur under or in connection with this Agreement or any action taken or omitted by the Agent thereunder.

25.11 The Agent may resign at any time by given written notice thereof to the other Banks and to the Borrower. Upon any such resignation, the Majority of Banks with the consent of the Borrower, which shall not be unreasonably withheld (i) shall appoint a successor Agent within 30 days of such resignation and (ii) for so long as such successor Agent has not accepted its appointment, act as Agent for the purpose of this Agreement. The resigning Agent or the Majority of Banks, as the case may be, shall cause such successor Agent to succeed to and become vested with all the rights and obligations of the resigning Agent and the Banks shall consent to such successor Agent to so succeed to and become vested with all the rights and obligations of the resigning

      Agent. Upon such succession, the resigning Agent shall have no rights and obligations as Agent hereunder.

Article 26 - No joint liability of Banks; Damages
-------------------------------------------------

26.1 The rights and obligations of each of the Banks under this Agreement are several and not jointly and, accordingly, no Bank shall be responsible for the obligations and liabilities under this Agreement of any other Bank.

26.2 The Borrower undertakes to pay each of the Agent and the Banks any damages under the law of The Netherlands, together with any VAT thereon, which any of them may sustain, suffer or incur as a consequence of the occurrence of any Event of Default or any failure by the Borrower to perform any of its obligations under this Agreement.

Article 27 - Joint and Several Liabilities of the Borrower and each of its
--------------------------------------------------------------------------
Subsidiaries
------------

The Borrower and each of the Subsidiaries are jointly and severally liable ("hoofdelijk aansprakelijk") for any and all obligations and liabilities which the Borrower has or may have against the Agent or any of the Banks under or in connection with this Agreement or any other Finance Document.

Article 28 - No recourse
------------------------

The rights and obligations of this Agreement are rights and obligations between the parties thereto only and ABN AMRO, the Agent, the Banks or any of them shall under this Agreement have recourse only to the Borrower and, by virtue of article 27, each of the Subsidiaries, in accordance with the law of The Netherlands, and not to any other natural or legal person, including but not limited to any shareholder, director or employee of the Borrower, subject to and without prejudice to the Deed of Pledge of Shares.

Article 29 - Irrevocable Power of Attorney
------------------------------------------

The Borrower grants irrevocable power of attorney to the Agent to perform the Borrower's payment obligations to the Agent, the Banks, or any of them, under this Agreement and in accordance with this Agreement, subject to the occurrence of an Event of Default, which power of attorney shall include but not be limited to the authority to make any payment to the Agent, the Banks or any of them by debiting any of the Designated Bank Accounts in fulfilling any of such payment obligations.

Article 30 - General Conditions
-------------------------------

The General Conditions of ABN AMRO as filed on December 22, 1995 with the court register ("griffie") of the district court of Amsterdam shall not be applicable to the relation between each of ABN AMRO, the Agent and the Banks, on the one hand, and the Borrower, on the other hand.

Article 31 - Confidentiality
----------------------------

The Borrower, the Agent and the Banks shall treat the contents of this Agreement, of the Finance Documents and the Project Agreements with the strictest confidentiality, unless otherwise required by the due and punctual performance of each such party of its respective obligations under this Agreement, the Finance Documents and the Project Agreements.

Article 32 - Notices
--------------------

Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in writing (including bankwire, telex, telefax or similar writing), and shall be given to:

in the case of Borrower
-----------------------

Kabeltelevisie Amsterdam B.V.
Willem de Zwijgerlaan 350
1055 RD AMSTERDAM
telefax:  020 - 6814953
attention:  Chief Financial Officer

in the case of the Agent
------------------------

ABN AMRO Bank N.V.
Grootbedrijf Regio Amsterdam (AF 2511)
Herengracht 595
Postbus 90
1000 AB AMSTERDAM
telefax:  020 - 6286100

Article 33 - Applicable Law and Jurisdiction
--------------------------------------------

33.1 This Agreement shall be governed by and construed in accordance with the law of The Netherlands.

33.2 All disputes arising in connection with this Agreement, shall be submitted to the exclusive jurisdiction of the court (district and appellate) in Amsterdam and, as the case may be, The Hague (Supreme Court).

Dated:  as of January 31, 1996
Signed:

Kabeltelevisie Amsterdam B.V.,                ABN AMRO Bank N.V., acting
represented by its managing                   in all capacities as referred
director                                      to in this Agreement


----------------------------
(managing director)

For agreement with articles 11.3 and 27 only:
TV a la Carte B.V.,
represented by its managing director Kabeltelevisie Amsterdam B.V., represented by its managing director



(managing director)

                                                                       Exhibit 1

                                                                     EXHIBIT 1
                                                                     ---------
                                                                   (Article 1.1)


ABN AMRO             --             ABN AMRO Bank N.V.;

Advance              --             any amount which may be made available
                                    by the banks under the Bank Facility
                                    Agreement other than as Overdraft;

Advance Date         --             the date specified in the relevant Notice of
                                    Drawdown to be the date on which the
                                    Advance should become available;

Agent                --             ABN AMRO, or such other legal entity as may
                                    have been substituted for ABN AMRO to act as agent for the Banks in accordance with article 25;

Agreement            --             this Bank Facility Agreement;

AIBOR                --             in relation to any Variable Rate Advance,
                                    means:

                     (i) the Amsterdam Interbank Offered Rate as fixed daily by De Nederlandsche Bank N.V. and as appearing on the relevant page of the Reuters screen on any Business Day or as published the immediately following day in Het Financieele Dagblad for the relevant Variable Rate Interest Period, or

                             (ii) if the relevant rates do not appear on the Reuters screen for the purposes of paragraph
                                    (i) above, the rate (rounded upwards to at most the nearest 0.01%) per the relevant Variable Rate Interest Period determined by the Agent to be equal to the arithmetic mean of the rates at which each of the relevant reference banks are offering deposits to prime banks in the Netherlands interbank market;

Articles of Association
of the Borrower              --     the text of the articles of association of
                                    the Borrower as most recently amended, a photocopy of which is attached as Exhibit
                                    11.1;

A2000                        --     A2000 Holding N.V.;

A2000 Bank Facility
Agreement                    --     the bank facility agreement in the principal
                                    amount of NLG 90,000,000 between A2000 as borrower and ABN AMRO as lender, substantially in the form (without exhibits) of Exhibit 21;

A2000 Deed of Pledge         --     a notarial deed of pledge with A2000 as
                                    pledgor and ABN AMRO as pledgee,
                                    substantially in the form of Exhibit 22;

Authorized Investments       ---    any Dutch Guilder denominated investments
                                    within The Netherlands consisting of (i) debt obligations of a credit institution
                                    ("krediet -
                                    instelling") which credit institution has
                                    (a) a minimum short term rating of A-1 or better by Standard & Poors Corporation, P-1 or better by Moody's Investors Service, Inc., or equivalent rating acceptable to the Agent and (b) a long term rating of A+ or better by Standard & Poors Corporation, A1 or better by Moody's Investors Service, Inc., or equivalent rating acceptable to the Agent, (ii) direct and unconditional obligations of the State of The Netherlands or direct and unconditional obligations guaranteed by the State of The Netherlands, or (iii) any other investment as agreed upon beforehand between the Borrower and the Agent, each such investment as referred to under (i), (ii) and (iii) having a maturity which is sufficiently short to allow the making by or for the account of the Borrower of payments and disbursements as and when required or permitted by this Agreement, or as agreed beforehand by the Borrower and the Agent;

Available Cash Flow          --     the available cash flow of the Borrower in
                                    respect of any period means the net income before taxation and depreciation and any non-cash expenses and interest and other financial charges minus tax paid and Capital
                                    Costs and all non-cash income plus/minus changes to working capital for the relevant period;

Available Loan Commitment    --     the commitment consisting of the Available
                                    Term Loan Commitment, the Available
                                    Construction Loan Commitment and the
                                    Available Working Capital Commitment;

Available Construction
Loan Commitment -            --     Available Construction Loan Commitment
                                    defined as such in article 2.3.1;


Available Term Loan
Commitment                   --     Available Term Loan Commitment defined
                                    as such in article 2.2.1;

Available Working
Capital Commitment           --     Available Working Capital Commitment
                                    defined as such in article 2.4.1;

Bank Facility                --     the Term Loan Facility, the Construction
                                    Loan Facility and the Working Capital
                                    Facility;

Banks                        --     ABN AMRO and any other lender which may
                                    become a party to this Agreement in
                                    accordance with article 25;

Base Case Projections
Proforma                     --     the financial projections set forth in and
                                    presented in Exhibit 5;

Billing Agreements           --     any and all agreements with any party
                                    (including but not limited to ENW Amsterdam
                                    N.V.) regarding the amounts to be paid by subscribers (as referred to in the definition of Customer Agreements) for the telecommunication connection and services provided by the Borrower, or any of its Subsidiaries, to such party and the on-payment of such subscription amounts to the Borrower, or the relevant Subsidiary;

Borrower                         -    Kabeltelevisie Amsterdam B.V.;

Budget                           -    the Budget of the Borrower referred to as
                                      such in article 19;

Business Day                     -    any day on which banks are open for
                                      business in Amsterdam;

CAI Agreements                   -    the agreements photocopies of which are
                                      attached (without exhibits or other
                                      attachments) attached as Exhibit 14
                                      (14.1 up to and including 14.5);

Capital Costs                    -    in respect of any period means all actual
                                      costs of the Borrower of a capital
                                      expenditure nature incurred in order to
                                      maintain the Borrower's assets and
                                      operations, but not of an operating
                                      nature, paid by the Borrower and allowed under the Agreement;

Capital Expenditures             -    means with respect to any period the
                                      aggregate of all expenditures (whether
                                      paid in cash or accrued as a liability) of the Borrower excluding capitalized interest expense during that period which according to applicable generally accepted accounting principles consistently applied, are or should be included in "additions to property, plant and equipment" (including Capital Leases), minus the net value of property, plant or equipment as to which the Borrower receives a trade-in allowance or sell for salvage in such period;

Capital Lease                    -    any lease of any property (whether
                                      immovable or movable) by the Borrower or A2000 as lessee which in accordance with generally accepted accounting principles consistently applied is or should be accounted for as a capital lease on the balance sheet of the Borrower or A2000;

Change in Interpretation         -    any change in, or any new, further,
                                      increased or different, interpretation or application, of any law, treaty, order, regulation, by any court, central bank, or any tax, fiscal, or other competent authority (whether or not having the force of law but, if not having the force of law, in respect of which compliance by banks or other financial institutions of similar nature or being engaged in a similar business to the relevant party is customary);

Change in Law                    -    any change of any law, treaty, order,
                                      regulation, directive, concession,
                                      guideline, request or requirement (whether or not having the force of law but, if not having the force of law, in respect of which compliance by banks or other financial institutions of a similar nature or being engaged in a similar business to the relevant party is customary) existing and in force at the date hereof;

Consortium Members               -    US West International Holdings Inc.,
                                      United Holdings Inc. and Philips Media
                                      B.V.;

Construction Loan Advance(s)     -    Construction Loan Advance(s) defined as
                                      such in article 2.3.1;

Construction Loan Facility       -    Construction Loan Facility defined as such
                                      in article 2.1;

Construction Loan Facility

Availability Period              -    Construction Loan Facility Availability
                                      Period defined as such in article 2.3.3;

Control                          -    the power and authority which are
                                      conferred by fulfilment of the cumulative criteria as set forth in article 24a paragraph 1 of Book 2 of the Dutch Civil
                                      Code;

Customer Agreements              -    any and all agreements (including
                                      applicable general conditions ("algemene voorwaarden")) between the Borrower, or any of its Subsidiaries, on the one hand, and any subscriber to the telecommunications connections and services in the broadest sense of the Borrower, or the relevant Subsidiary, on the other hand;

Debt Equity Ratio                -    the ratio of outstanding Indebtedness
                                      (other than Subordinated Debt) of A2000, the Borrower and its Subsidiaries on a consolidated basis to the sum of (i) total consolidated stockholders' equity as it would appear on the consolidated balance sheet of A2000 prepared as of the date of determination in accordance with applicable generally accepted accounting principles consistently applied, (ii) the outstanding Subordinated Debt and (iii)
                                      NLG 350,000,000, as reduced in accordance with the Debt Equity Ratio Basis Reduction
                                      Scheme, all based on the assumption (for the purpose of calculation of the Debt
                                      Equity Ratio on a consolidated A2000-KTA basis only) that A2000 does not perform any other activity than holding shares in the Borrower and providing management services to the Borrower in accordance with the Management Agreement;

Debt Equity Ratio Basis
Reduction Scheme                 -    the schedule set forth in Exhibit 23;

Debt Service                     -    the aggregate of all (re)payments of
                                      Finance Costs, and any interests and fees accrued, in respect of the Term Loan
                                      Facility, the Construction Loan Facility and the Working Capital Facility under this Agreement and in respect of the Term
                                      Loan Facility as defined in the A2000 Bank
                                      Facility Agreement, all

                                      (re)payments by the Borrower and A2000 of principal and other amounts (including fees) in respect of all other
                                      Indebtedness, and any interests and fees accrued, all based on the assumption (for the purpose of calculation of Debt Service on a consolidated A2000-KTA basis only) that A2000 does not perform any other activity than holding shares in the Borrower and providing management services to the Borrower in accordance with the Management Agreement;

Debt Service Coverage Ratio      -    the ratio of Available Cash Flow during
                                      the twelve month period immediately
                                      preceding the relevant date of
                                      determination to Debt Service during the same twelve month period;

Deed of Mortgage                 -    a notarial deed of mortgage, with the
                                      Borrower as mortgagor and ABN AMRO as
                                      mortgagee, substantially in the form of
                                      Exhibit 16;

Deed of Pledge of Accounts       -    a notarial agreement and deed of pledge,
                                      with the Borrower as pledgor and ABN AMRO as pledgee, substantially in the form of
                                      Exhibit 17;

Deed of Pledge of Movable Assets      a notarial agreement and deed of pledge,
                                      with the Borrower as pledgor, and ABN AMRO as pledgee, providing for pledges on movable property and the cable network as referred to therein, substantially in the form of Exhibit 18;

Deed of Pledge of Shares and
Related Rights                   -    a notarial agreement and deed of pledge,
                                      with A2000 as pledgor and ABN AMRO as
                                      pledgee, substantially in the form of
                                      Exhibit 19;

Designated Bank Accounts         -    Revenue Account and any other account of
                                      the Borrower and any Subsidiary with ABN
                                      AMRO, unless notified to the contrary in accordance with article 9.3;

Equity Distributions             -    (i) any distribution, dividend or other
                                      direct or indirect payment on account of shares of any class of stock of, or other equity interest in, the Borrower or any Subsidiary now or hereafter outstanding,
                                      (ii) any redemption or other acquisition or re-acquisition by the Borrower or a Subsidiary thereof of any class of stock of, or other equity interest in, the Borrower or a Subsidiary now or hereafter outstanding;

Event of Loss                    -    an event as a result of which the System
                                      is destroyed, condemned or in the opinion of the Agent shall irreparably damaged, or if the System is requisitioned for use by a governmental entity for an indefinite period or a stated period longer than one year;

Event of Default                 -    an Event of Default defined as such in
                                      article 23;

Final Maturity Date              -    July 1, 2005;

Finance Costs                    -    in respect of any period means the
                                      aggregate of all payments falling due
                                      during such period (including for the
                                      avoidance of doubt, upon acceleration)
                                      under the Finance Documents by the
                                      Borrower including without limitation
                                      payments of principal, interest, fees,
                                      damages, penalty interest, costs
                                      (including breakage costs) and expenses;

Finance Documents                -    Bank Facility Agreement, Deed of Mortgage,
                                      Deed of Pledge of Accounts, Deed of Pledge of Shares and Related Rights, Deed of
                                      Pledge of Movable Assets, any (other)
                                      document pursuant to which a security
                                      right is created pursuant to article 21, A2000 Bank Facility Agreement, A2000 Deed of Pledge and any (other) document pursuant to which a security right is created pursuant to article 18 of the A2000 Bank Facility Agreement;

Fixed Rate Advance               -    means the Fixed Rate Advance defined as
                                      such in article 3.2;

Fixed Rate Interest

Period                           -    a Fixed Rate Interest Period defined as
                                      such in article 3.3;

Fixing Date                      -    the date as per which the interest of an
                                      Advance or Advances is fixed as specified in a Notice of Drawdown;

Flow of Funds Sheet              -    the Flow of Funds Sheet as referred to in
                                      article 7.1(i), attached as Exhibit 7.2;

Guaranteed Bridge
Facility Agreement               -    the guaranteed bridge facility agreement
                                      defined as such in recital (C) of the
                                      Agreement;

Indebtedness                     -    (i) all indebtedness for borrowed monies
                                      or the deferred purchase price of property or services purchased whether or not payable currently; (ii) all obligations under Capital Leases; (iii) indebtedness of the types referred to under clauses (i) and (ii) of other persons which the person in question has directly or indirectly guaranteed or secured by a lien on the assets of such person, whether or not such person has assumed such Indebtedness;

Independent Consultants          -    the Insurance Consultant and the Legal
                                      Counsel;

Information Documents            -    all written information that has been
                                      provided to ABN AMRO under the
                                      confidentiality agreement between ABN
                                      AMRO and A2000, dated July 19, 1995;

Infrastructure Licenses          -    the Infrastructure Licenses defined as
                                      such in article 7.1 under (f);

Insurance Consultant             -    an affiliate of ABN AMRO;

Insurances                       -    shall mean the insurances defined as such
                                      in article 20.3.1;

Interest Payment Date            -    any date on which interest is due by the
                                      Borrower pursuant to this Agreement, or, if not a Business Day, the immediately succeeding Business Day pursuant to article 12;

Joint Venture Agreement          -    the joint venture agreement substantially
                                      in the form of Exhibit 24;

KTA Share Purchase
Agreement                        -    the share purchase agreement dated June
                                      23, 1995 among MAA, USW B.V., PMN B.V. and
                                      A2000, as amended;

Legal Counsel                    -    De Brauw Blackstone Westbroek, or such
                                      other legal counsel as designated by the Agent and notified in writing to the Borrower by the Agent in lieu of De Brauw
                                      Blackstone Westbroek;

Loss Proceeds                    -    the loss proceeds defined as such in
                                      article 13.3;

MAA                              -    the Municipality of Amsterdam;

MAA CAI Agreement                -    the agreement a photocopy of which is
                                      attached as Exhibit  14.1;

MAA Letter Agreement             -    the letter agreement the form of which is
                                      attached as Exhibit 8;

Majority of Banks                -    Banks participating for at least 51% in
                                      the Bank Facility Agreement;

Margin                           -    0.75%;

Management Agreement             -    the management agreement between A2000
                                      and the Borrower to be dated as of January
                                      1, 1996, known to the parties hereof;

Master Agreement                 -    the agreement a photocopy of which is
                                      attached (without  exhibits or other
                                      attachments) as Exhibit 13;

Municipalities                   -    Amsterdam, Zaanstad, Landsmeer,
                                      Purmerend, Ouder-Amstel, Weesp, Loenen,
                                      Oostzaan, Diemen and Abcoude;

Municipality Letter
Agreements                       -    the letter agreements photocopies of the
                                      form of which are attached hereto as
                                      Exhibit 15;

NLG                              -    Dutch Guilders;

Notice of Acceleration           -    the notice of acceleration defined as such
                                      in article 23.2;

Notice of Drawdown               -    the Notice of Drawdown defined as such in
                                      articles 3, 4 and 5;

Operating Costs                  -    in respect of any period means an amount
                                      equal to the actual costs and expenses of an operating nature which the Borrower incurs in carrying out its business in accordance with and as contemplated in this Agreement, including, without limitation:

                                      (i)    property taxes;
                                      (ii)   insurance premiums;
                                      (iii)  utility expenses;
                                      (iv)   landowner payments and royalties;
                                      (v)    operation and maintenance expenses;
                                      (vi)   management fees;
                                      (vii)  such other actual costs and
                                             miscellaneous expenses, or which
                                             the Agent shall reasonably agree to
                                             be Operating Costs;

Opstalrechten                    -    the building rights of the Borrower with
                                      respect to the land on which certain
                                      components of the System are located;

Other Parties                    -    the Other Parties defined as such in
                                      article 18.1 under (b);

Overdrafts                       -    means the Overdrafts defined as such in
                                      article 2.4.1;

Payment Dates                    -    January 1, 2000, July 1, 2000, and so
                                      forth, the last Payment Date being July 1, 2005, or, in each case, if not a Business
                                      Day, the immediately succeeding Business
                                      Day;

Payment Period                   -    the period between two successive Payment
                                      Dates;

Philips Guaranty                 -    the guaranty of Philips Electronics N.V. a
                                      photocopy of which is attached to the
                                      agreement as Exhibit 3.2;

PMN B.V.                         -    means Philips Media Networks B.V.;

Principal Repayment
Schedule                         -    the Principal Repayment Schedule defined
                                      as such in article 7.1 under (m) and (to be) attached hereto as Exhibit 9;

Priority Share                   -    the priority share issued to the MAA in
                                      accordance with the Articles of
                                      Association of the Borrower;

Project                          -    the Project defined as such by reference
                                      in recital (K);

Project
Agreements                       -    Articles of Association of the Borrower,
                                      A2000 and of the Subsidiaries,
                                      Shareholders

                                      Agreement, Purchase Agreements, Billing
                                      Agreements, Undertaking, CAI Agreements,
                                      Joint Venture Agreement, Management
                                      Agreement and Customer Agreements;

Purchase Agreements              -    (i)     Share Purchase Agreement between
                                              MAA, USW and PMN and A2000, dated
                                              June 23, 1995 as thereafter
                                              amended together with all related
                                              documentation;

                                      (ii)    Share Purchase Agreement between
                                              the Municipality of Zaanstad and
                                              A2000, dated June 23, 1995 as
                                              thereafter amended;

                                      (iii)   Share Purchase Agreement
                                              between the Municipality of
                                              Landsmeer and A2000, dated June
                                              23, 1995 as thereafter amended;

                                      (iv)    Asset Purchase Agreement between
                                              the Municipality of Purmerend as
                                              seller and A2000 as purchaser as
                                              thereafter amended;

                                      (v)     Asset Purchase Agreement between
                                              the Municipality of Ouder-Amstel
                                              and A2000 as thereafter amended;

Repair Amount                    -    the amount applied or committed in a
                                      fiscal year of the Borrower to the repair or replacement of loss or damage to any of the assets of the Borrower;

Restricted
Payment                          -    (i) any distribution, dividend or other
                                      direct or indirect payment on account of shares of any class of stock of, or other equity interest in, the Borrower or any Subsidiary now or hereafter outstanding,
                                      (ii) any redemption or other acquisition or re-acquisition by the Borrower or a Subsidiary thereof of any class of stock of, or other equity interest in, the Borrower or a Subsidiary now or hereafter outstanding and (iii) any payment of principal of, premium, if any, or interest on, or any retirement or other payment with respect to, any Subordinated Debt;

Revenue Account                  -    the Revenue Account defined as such in
                                      article 9.1.1;

Roll Over Moment                 -    with respect to a Variable Rate Interest
                                      Period or a Fixed Rate Interest Period
                                      such point in time as defined in articles
                                      3 and 4;

Security Rights                  -    the Security Rights defined and referred
                                      to as such in article 21;

Shareholders Agreement           -    the agreement among MAA, A2000 and the
                                      Borrower dated July 6, 1995, a photocopy of which is attached (without exhibits or other attachments) hereto as Exhibit 20;

Subordinated Debt                -    all claims and rights against the Borrower
                                      which are subordinated to the unsecured
                                      and
                                      non preferred claims and rights against
                                      the Borrower in form and substance
                                      satisfactory to the Agent, excluding any claims and rights of A2000 against the Borrower;

Subsidiaries                     -    TV a la Carte B.V. and any company which
                                      may become a "dochtermaatschappij" of the Borrower in the sense of article 24a paragraph 1 of Book 2 of the Dutch Civil
                                      Code;

System                           -    the system of earth stations, microwave
                                      transmitters, headends, antennas, cables, wires, lines, amplifiers, towers, waveguides, conductors, converters, studios, equipment and facilities for the purpose of producing, receiving, transmitting, amplifying and distributing audio, video and other forms of electronic, optical or electrical signals to and among subscribers located in the Municipalities and any other municipalities in The Netherlands for which the Borrowers may obtain the rights to extend their services after the execution and delivery of this Agreement by the respective parties thereto;

Taxes                            -    any present or future tax, levy, import,
                                      duty, charge, fee, deduction or
                                      withholding of any nature and whatever
                                      called, whenever imposed, levied,
                                      collected, withheld or assessed and by
                                      whichever supranational, national, state, province, regional, local, municipal or other governmental or semi-governmental authority;

Term Loan Advance                -    the advance defined as a Term Loan
                                      Advance in article 2.2.1;

Term Loan Facility               -    the Term Loan Facility defined as such in
                                      article 2.1;

Term Loan Facility
Availability Period              -    means the Term Loan Facility Availability
                                      Period defined as such in article 2.2.2;

Undertaking                      -    the undertaking in the form attached
                                      hereto as Exhibit 10;

UPC                              -    United and Philips Communications B.V.;

USW B.V.                         -    means US West International B.V.;

US West Guaranty                 -    the Guaranty of US West, Inc. a photocopy
                                      of which is attached hereto as Exhibit
                                      3.1;

Variable Rate Advance            -    any Variable Rate Advance defined as such
                                      in article 3;

Variable Rate
Interest Period                  -    a Variable Rate Interest Period as
                                      referred to in article 3;

Working Capital Advance          -    means the Working Capital Advance defined
                                      as such in article 2.4.1;

Working Capital Facility         -    the Working Capital Facility defined as
                                      such in article 2.1;

Working Capital Facility
Availability Period              -    Working Capital Facility Availability
                                      Period defined as such in article 2.4.2;

Working Capital Funds            -    Working Capital Funds defined as such in
                                      article 2.4.1;